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Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-82134

PROSPECTUS SUPPLEMENT
To Prospectus dated February 26, 2002

28,400,000 Shares

Common Stock, par value $0.01 per share
Warrants to Purchase up to 28,400,000 Shares of Common Stock
at $32.23 per Share

        If you were a holder of our common stock or a holder of common or convertible preferred units of limited partnership interest in GGP Limited Partnership as of 5:00 p.m., New York City time, on October 18, 2004, we have allocated to you warrants to purchase shares of our common stock.

        Non-transferable subscription certificates evidencing your warrant allocation are being delivered to you along with this prospectus supplement and accompanying prospectus.

        Each stockholder and unitholder has been allocated, at no charge, 0.1 non-transferable warrants for each share or common unit (assuming conversion of the preferred units into common units) owned as of 5:00 p.m., New York City time, on October 18, 2004. Each whole warrant represents a right to purchase one share of our common stock. Fractional warrants allocated to a stockholder or unitholder, after aggregating all warrants to which such holder is entitled, will be rounded to the nearest whole number of warrants. You will be able to exercise your warrants until 5:00 p.m., New York City time, on November 9, 2004, unless we extend the expiration date or cancel this offering.

        Shares of our common stock are quoted on the New York Stock Exchange under the symbol "GGP." On October 20, 2004, the last reported sale price of our common stock was $32.21 per share. You may be able to acquire our common stock for a lower price through purchases on the New York Stock Exchange than through the exercise of warrants. You should check the current trading price of our common stock before deciding whether to exercise your warrants.

        This warrants offering is being made directly by us. We are not using an underwriter or selling agent.

	Per Share	Total
Subscription Price	$32.23	$915,332,000
Proceeds to GGP[1]	$32.23	$915,332,000

1
This assumes the warrants offering is fully subscribed.

        Investing in our common stock involves risks. See "Risk Factors" beginning on S-16 of this prospectus supplement to read about certain factors you should consider before deciding whether to invest in our common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated October 25, 2004

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It does not contain all the information that may be important to you. You should read this entire prospectus supplement, including the "Risk Factors" section, the accompanying prospectus and the documents incorporated by reference, which are described under "Incorporation of Certain Documents by Reference" in this prospectus supplement. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus. If any information in this prospectus supplement varies from the information in the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement. As used in this prospectus supplement, the terms "we," "us," "our," "GGP," and "Company" refer to General Growth Properties, Inc. and those entities that it owns or controls, including GGP Limited Partnership, its operating partnership, unless the context requires otherwise.

Our Company

        General Growth Properties, Inc. is a self-administered and self-managed real estate investment trust, referred to as a "REIT," that owns, operates, manages, leases, acquires, develops, expands and finances regional mall and mixed-use properties in major and middle markets primarily throughout the United States. We were organized in 1986 to continue expanding the Bucksbaum family business, which has been engaged in the shopping center business since 1954.

        We conduct our business through GGP Limited Partnership, which we refer to in this prospectus supplement as the "operating partnership," which holds substantially all of our interests in properties. We own an approximate 80% general partnership interest in the operating partnership. The remaining approximately 20% interest in the operating partnership is held by limited partners and others who have contributed properties to the operating partnership.

        We presently own, or have management responsibility for, interests in 179 regional malls, mixed-use and other properties in 41 states. These regional malls, mixed-use and other properties have approximately 153 million square feet of retail space.

        General Growth Management, Inc., a taxable REIT subsidiary, performs the management and leasing services for approximately 40 third-party retail properties, all located in the United States.

        GGP has qualified as a REIT for federal income tax purposes. In order to maintain this qualification, GGP generally must distribute at least 90% of its REIT taxable income.

        On August 20, 2004, we announced that we had entered into an agreement and plan of merger with The Rouse Company. Under the terms of the agreement, stockholders of Rouse will receive a cash payment of $67.50 per share, without interest, less the amount of a dividend adjustment. See "The Rouse Merger Agreement—Dividend Adjustment." The total consideration will be approximately $12.6 billion, consisting of $7.2 billion in cash plus the assumption of approximately $5.4 billion of existing Rouse debt. If the Rouse merger does not close, we will cancel this warrants offering.

Summary of the Warrants Offering

        The following material is qualified in its entirety by the information appearing elsewhere in this prospectus supplement.

Issuer	General Growth Properties, Inc.
Warrants
We have allocated, at no charge, to all holders of our shares of common stock and to all holders of common or convertible preferred units of limited partnership interest in GGP Limited Partnership as of 5:00 p.m., New York City time, on the record date, October 18, 2004, 0.1 non-transferable warrants for each share or common unit (assuming conversion of the preferred units into common units in accordance with the terms of the preferred units) owned at that time, for a total of approximately 28,400,000 warrants. Each whole warrant entitles you to purchase one share of common stock for $32.23 per share.
Fractional Warrants
Fractional warrants allocated to a stockholder or unitholder, after aggregating all warrants to which such holder is entitled, will be rounded to the nearest whole number. Accordingly, any record holder of fewer than five shares or units (assuming conversion of the preferred units into common units in accordance with the terms of the preferred units) will not be allocated any warrants.
Subscription Privilege	Holders of warrants are entitled to purchase one share of common stock for each whole warrant.
Subscription Price	$32.23 per share, payable in cash, subscribed for pursuant to the subscription privilege.
Shares of Common Stock Outstanding after Warrants Offering	247,085,970 shares, assuming full subscription of the warrants offering and giving effect to estimated rounding of fractional warrants.
Oversubscription Privilege
Each warrant holder that exercises its basic subscription privilege in full also may subscribe for additional shares at the same subscription price per share to the extent that other holders do not exercise their warrants in full. If an insufficient number of shares is available to satisfy fully the oversubscription privilege requests, the available shares will be sold pro rata among warrant holders who exercised their oversubscription privilege. Any excess subscription payments will be returned, without interest or deduction, as soon as practicable after the expiration date or cancellation of this warrants offering.

"Pro rata" in this context means in proportion to the number of shares of our common stock that you and the other warrant holders have purchased by exercising your basic subscription privileges. If there is a pro rata allocation of the remaining shares of our common stock and you would receive an allocation of a greater number of shares than you subscribed for under your oversubscription privilege, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among all other holders exercising their oversubscription privileges.
Transferability of Warrants
Other than in very limited circumstances, the warrants will not be transferable and may be exercised only by the persons to whom they are granted. Any attempt to transfer warrants, other than in the limited circumstances contemplated, will render them null and void. The subsequent transfer after the record date of shares of common stock or units of limited partnership interest for which warrants were allocated will not have any effect on the selling holder's subscription privilege in respect of any such warrants.
Record Date	As of 5:00 p.m., New York City time, on October 18, 2004.
Expiration Date	As of 5:00 p.m., New York City time, on November 9, 2004, subject to extension or cancellation in our sole discretion.
Procedure to Exercise Warrants
Subscription privileges may be exercised by properly completing a subscription certificate and forwarding such subscription certificate, with payment of the subscription price for each share subscribed for, to the subscription agent at or prior to 5:00 p.m., New York City time, on the expiration date. If the mail is used to forward subscription certificates, it is recommended that insured, registered mail be used. If a holder is unable to deliver its subscription certificate to the subscription agent on time, a holder may follow the guaranteed delivery procedures described under "The Warrants Offering—Guaranteed Delivery Procedures." Once a holder exercises its warrants, it cannot revoke its exercise unless we inform the holders of a material amendment to the terms of the offering. Therefore, holders will not be able to revoke their exercise because of a decline in the price of our common stock. In addition, because we may cancel the warrants offering in our sole discretion, participation in the warrants offering is not assured. Warrants not exercised prior to the expiration of this warrants offering will have no value.
Cancellation Rights	We may cancel this warrants offering in our sole discretion and for any reason at any time. If the Rouse merger does not close, we will cancel the warrants offering.

Back-Stop Obligation
M.B. Capital Partners III, a South Dakota general partnership, the partners of which are trusts for the benefit of the Bucksbaum family and an entity wholly owned by a member of the Bucksbaum family, has committed to back-stop the warrants offering to ensure that not less than $500 million will be raised in the warrants offering. M.B. Capital Partners III will comply with this back-stop obligation by exercising its basic subscription privilege in the warrants offering and subscribing for any common stock not subscribed for in the warrants offering to close any gap between the amount subscribed for and $500 million. M.B. Capital Partners III will not receive any fees or compensation for entering into or fulfilling its obligations under the back-stop agreement.
Procedure for Exercising Warrants by Warrant Holders Outside the United States and Canada
Subscription certificates will not be mailed to record holders whose addresses are outside the United States and Canada or who have an APO or FPO address, but will be held by the subscription agent for such record holders' account. To exercise their warrants, such persons must send a letter of instruction indicating the number of warrants to be exercised, together with payment of the subscription price for each share subscribed for, to the subscription agent. The subscription agent must receive the letter of instruction, together with payment of the subscription price, at or prior to 5:00 p.m., New York City time, on the expiration date of the warrants offering.
Persons Holding Shares, or Wishing to Exercise Warrants, Through Others
For persons holding shares of common stock, to whom we allocate warrants with respect thereto, through a broker, dealer, trustee, depository for securities, custodian bank or other nominee, we will contact the appropriate institution or nominee to notify you of this warrants offering. For such persons who wish to exercise their warrants, they should contact the appropriate institution or nominee and request it to effect the transaction for them. Such persons should complete and return to their appropriate institution or nominee the form entitled "Beneficial Owner Election Form," which should be provided to them by their appropriate institution or nominee with the other warrants offering materials. In the event the form is not received, persons who believe that they are entitled to participate in the warrants offering should contact the appropriate institution or nominee.

Persons Holding Shares Through Our 401(k) Plan
If shares of our common stock were held by you in our 401(k) plan as of 5:00 p.m., New York City time, on the record date, you will be notified by the plan trustee of the offering. If you wish to exercise some or all of your warrants, you will need to provide direction to the trustee of our 401(k) plan of your decision and the trustee will act for you. The trustee must receive your properly completed form entitled "401(k) Plan Participant Election Form" at least three business days before the expiration date of the offering. Notwithstanding instructions from participants of our 401(k) plan to exercise their warrants, the trustee will not exercise the warrants if, on the day of exercise by the trustee, the per share public trading price of our common stock is less than the per share subscription price. If you elect to exercise some or all of your warrants, you must ensure that the total dollar amount required for such exercise is maintained in your 401(k) plan account, excluding the Company stock fund and any brokerage option, at or prior to 4:00 p.m., New York City time, three business days before the expiration date of the offering. The trustee, to exercise warrants on your behalf in the offering, will sell plan assets from your 401(k) plan account, excluding the Company stock fund and any brokerage option, two business days before the expiration date. If your plan assets are insufficient to exercise all of your warrants in accordance with your election, or you transfer amounts out of your 401(k) plan account (due to, for example, a fund transfer, loan, withdrawal or distribution), the warrants will be exercised to the maximum extent possible with the amount you have invested in your 401(k) plan account, excluding the Company stock fund and any brokerage option. To the extent you do not already have sufficient assets to exercise the warrants, you may liquidate a portion of your brokerage option and transfer such amount into another investment option, other than your brokerage option or Company stock fund, by 4:00 p.m., New York City time, on November 4, 2004, to ensure sufficient assets to exercise the warrants in accordance with your election. You will receive the "401(k) Plan Participant Election Form" with the other offering materials. You should contact the trustee if you do not receive this form but you believe you are entitled to participate in the offering with respect to shares held in our 401(k) plan.
No Revocation
Once you send in your subscription certificate and payment (or, in the case of a 401(k) plan participant, once you send to the trustee the form entitled "401(k) Plan Participant Election Form"), you cannot revoke the exercise of your warrants unless we inform you of a material amendment to the terms of the offering.

Issuance of Common Stock
As soon as practicable after the completion of the offering, shares of common stock subscribed for and issued pursuant to exercise of the warrants will be delivered to subscribers. Such shares will be issued in the same form, certificated or book-entry, as the shares of common stock or units held by the subscriber exercising warrants for such shares.
Federal Income Tax Considerations
The allocation of warrants to you pursuant to this warrants offering should not be taxable to you, and we will take this position for tax reporting purposes. However, the tax consequences to you of the warrants offering are unclear (particularly if you are a holder of common or convertible preferred units of limited partnership interest in GGP Limited Partnership), and it is possible that the Internal Revenue Service would take the position that you would be subject to tax upon receipt of the warrants as discussed under "Certain U.S. Federal Income Tax Considerations," whether or not you exercise the warrants. You should consult your own legal and tax advisors.
Use of Proceeds
Assuming this offering is fully subscribed, our total gross proceeds from this warrants offering will be approximately $915 million. The proceeds from this offering will be used as part of the financing for the Rouse merger. See "Use of Proceeds."
Subscription Agent	The subscription agent is Mellon Bank, N.A.
No Recommendation to Warrant Holders
We are not making any recommendation as to whether or not you should subscribe for shares of our common stock. You should decide whether to subscribe for such shares based upon your own assessment of your best interests and after considering all of the information in this prospectus supplement, including the "Risk Factors" section of this prospectus supplement. You should not view the agreement of M.B. Capital Partners III to back-stop this warrants offering as a recommendation or other indication that the exercise of your warrants is in your best interest.
Dilution
To the extent a holder of warrants does not exercise its warrants in full, such holder's voting power, if applicable, and percentage equity interest in us, including its percentage interest in any future earnings, would suffer dilution.

Amendment, Extension and Termination
Our board of directors may, in its sole discretion, amend the terms and conditions of this warrants offering, extend the warrants offering or cancel the warrants offering at any time. In particular, if the Rouse merger does not close, we will cancel this warrants offering. In the event of a delay in the consummation of the merger or the Rouse stockholders meeting to approve the merger, we expect that we will extend this warrants offering. In the event of a material change in the terms, conditions or plan of distribution of this warrants offering, we will distribute an amended prospectus supplement to stockholders and unitholders of record, extend the expiration date of the offering by at least ten days and offer all subscribers no fewer than ten days to revoke any subscription already submitted.

Questions and Answers About This Warrants Offering

Q:	What is this warrants offering?
A:
This warrants offering is an allocation, at no charge, to all holders of our shares of common stock and to all holders of common or convertible preferred units of limited partnership interest in GGP Limited Partnership as of 5:00 p.m., New York City time, on the record date, October 18, 2004, of 0.1 non-transferable warrants for each share or common unit (assuming conversion of the preferred units into common units in accordance with the terms of the preferred units) owned at that time.
Q:	What is a warrant?
A:
Each whole warrant represents subscription rights that entitle the holder to purchase one share of our common stock at the subscription price of $32.23 per share. Each whole warrant carries with it a basic subscription privilege and an oversubscription privilege.
Q:	How will fractional warrants be treated in the warrants offering?
A:
No fractional warrants will be allocated. No cash in lieu of fractional warrants will be paid. Instead, the number of warrants allocated to a holder will be rounded to the nearest whole number after aggregating all warrants to which the holder is entitled. Accordingly, any record holder of fewer than five shares or units will not be allocated any warrants.
Q.	How many shares may I purchase if I exercise my warrants?
A.
You will receive one warrant for every 10 shares of common stock and one warrant for every 10 common units (assuming conversion of the preferred units into common units in accordance with the terms of the preferred units) that you owned on October 18, 2004, the record date. Each whole warrant contains the basic subscription privilege and the oversubscription privilege.
Q:	What is the basic subscription privilege?
A:	The basic subscription privilege entitles each holder of a whole warrant to purchase one share of our common stock at the subscription price of $32.23 per share.
Q:	What is the oversubscription privilege?
A:
The oversubscription privilege entitles each holder of a warrant, if the holder fully exercises its basic subscription privilege, to subscribe at the subscription price for up to that number of shares of common stock that are offered in the warrants offering but are not purchased by the other warrant holders under their basic subscription privileges as of the expiration date of the offering.
Q:	What are the limitations on the oversubscription privilege?
A:
We will be able to satisfy exercises of the oversubscription privilege of the warrants only if holders of those warrants subscribe for fewer than all of the shares of our common stock that may be purchased under the basic subscription privilege of those warrants. If sufficient shares are available, we will honor the oversubscription requests in full. If oversubscription requests exceed the shares available, we will allocate the available shares pro rata, after eliminating all fractional shares, among those who oversubscribed. "Pro rata" means in proportion to the number of shares of our common stock that you and the other warrant holders have purchased by exercising your basic subscription privileges. If there is a pro rata allocation of the remaining shares of our common stock and you would receive an allocation of a greater number of shares than you subscribed for under your oversubscription privilege, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among all other holders exercising their oversubscription privileges. Any excess subscription payments will be returned, without interest or deduction, as soon as practicable after the expiration of this warrants offering.

Q:	What if all the warrants are not exercised by the eligible stockholders and unitholders?
A:	M.B. Capital Partners III has committed to back-stop the warrants offering to ensure that not less than $500 million will be raised in the warrants offering.
Q.	How will this warrants offering affect M.B. Capital Partners III's ownership of our common stock?
A.
As of the date of this prospectus supplement, M.B. Capital Partners III and its affiliates beneficially own approximately 21% of our outstanding common stock and our voting power of our common stock, assuming full exercise of conversion rights as to M.B. Capital Partners III's units of limited partnership interest in GGP Limited Partnership. If no other warrant holders exercise their warrants in this warrants offering, after giving effect to its back-stop obligation, M.B. Capital Partners III and its affiliates will beneficially own 25% of our outstanding common stock and our voting power of our common stock (assuming full exercise of conversion rights as to M.B. Capital Partners III's units of limited partnership interest in GGP Limited Partnership and after taking into account that such rights may be exercised only until M.B. Capital Partners III and its affiliates own 25% of our outstanding common stock).
Q:	When will the warrants offering expire?
A:	The warrants offering will expire at 5:00 p.m., New York City time, on November 9, 2004, unless we extend it. We may extend the warrants offering for any reason at our sole discretion.
Q:	Can you cancel the warrants offering?
A:	Yes. We may cancel the warrants offering for any reason at our sole discretion. In particular, if the Rouse merger does not close, we will cancel this warrants offering.
Q:	If you cancel the warrants offering, will my subscription payment be refunded to me?
A:
Yes. If we cancel the warrants offering, the subscription agent will return all subscription payments as soon as practicable. We will not pay interest on, or deduct any amounts from, subscription payments that are refunded.
Q:	How will you use the proceeds received from the warrants offering?
A:
If the warrants offering is fully subscribed, we will receive approximately $915 million, before deducting any offering expenses. These expenses are estimated to be approximately $825,000. We will use the proceeds we receive from this offering as part of the financing for the Rouse merger.
Q:	How many shares of your common stock are currently outstanding?
A:
As of October 18, 2004, we had outstanding 218,685,970 shares of our common stock. In addition, holders of common and preferred partnership interests in GGP Limited Partnership may receive approximately 62.8 million shares of our common stock upon the exercise by them of their conversion and/or redemption rights.
Q.	How many shares of common stock will be outstanding after this warrants offering?
A.
Assuming a full subscription, there will be 247,085,970 shares of common stock outstanding immediately after the completion of this warrants offering, not including the shares of our common stock that may be issued upon exercise of conversion and/or redemption rights of common or convertible preferred units of limited partnership interest in our operating partnership.

Q:	How do I exercise my warrants?
A:
Each holder who wishes to exercise the basic subscription privilege should properly complete and sign its subscription certificate and deliver the subscription certificate together with full payment of the subscription price for each share of common stock subscribed for to the subscription agent before the expiration date of the warrants offering. Each holder who further wishes to exercise the oversubscription privilege must also include full payment of the subscription price for each share of common stock subscribed for under the oversubscription privilege. We recommend that any warrant holder who uses the mail to effect delivery to the subscription agent use insured, registered mail with return receipt requested. Any holder who cannot deliver its subscription certificate to the subscription agent before the expiration date of the warrants offering may use the procedures for guaranteed delivery described under the heading "The Warrants Offering—Guaranteed Delivery Procedures." We will not pay interest on subscription payments. We have provided more detailed instructions on how to exercise the warrants under the heading "The Warrants Offering."
Q:	How may I pay my subscription price?
A:
Your cash payment of the subscription price must be made by either certified check or bank draft drawn upon a U.S. bank or postal, telegraphic, wire transfer or express money order payable to the subscription agent.
Q:	What should I do if I want to participate in the warrants offering but my shares are held in the name of my broker, custodian bank or other nominee?
A:
We will ask brokers, custodian banks, and other nominees holding shares of our common stock on behalf of other persons to notify these persons of the warrants offering. Any beneficial owner wishing to exercise its warrants will need to authorize such owner's broker, custodian bank or other nominee to act on its behalf. Each beneficial owner should complete and return to its broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form." This form will be available with the other subscription materials from brokers, custodian banks and other nominees holding our eligible common stock on behalf of other persons. You should contact your broker, custodian bank or other nominee if you do not receive this form, but believe you are entitled to participate in this warrants offering.

Q.	What should I do if I want to participate in this warrants offering but my shares are held in the General Growth Management Savings Plan and Employee Stock Ownership Plan (the "401(k) Plan")?
A.
If shares of our common stock were held by you in our 401(k) plan as of 5:00 p.m., New York City time, on the record date, you will be notified by the plan trustee of the offering. If you wish to exercise some or all of your warrants, you will need to provide direction to the trustee of our 401(k) plan of your decision and the trustee will act for you. The trustee must receive your properly completed form entitled "401(k) Plan Participant Election Form" at least three business days before the expiration date of the offering. Notwithstanding instructions from participants of our 401(k) plan to exercise their warrants, the trustee will not exercise the warrants if, on the day of exercise by the trustee, the per share public trading price of our common stock is less than the per share subscription price. If you elect to exercise some or all of your warrants, you must ensure that the total dollar amount required for such exercise is maintained in your 401(k) plan account, excluding the Company stock fund and any brokerage option, at or prior to 4:00 p.m., New York City time, three business days before the expiration date of the offering. The trustee, to exercise warrants on your behalf in the offering, will sell plan assets from your 401(k) plan account, excluding the Company stock fund and any brokerage option, two business days before the expiration date. If your plan assets are insufficient to exercise all of your warrants in accordance with your election, or you transfer amounts out of your 401(k) plan account (due to, for example, a fund transfer, loan, withdrawal or distribution), the warrants will be exercised to the maximum extent possible with the amount you have invested in your 401(k) plan account, excluding the Company stock fund and any brokerage option. To the extent you do not already have sufficient assets to exercise the warrants, you may liquidate a portion of your brokerage option and transfer such amount into another investment option, other than your brokerage option or Company stock fund, by 4:00 p.m., New York City time, on November 4, 2004, to ensure sufficient assets to exercise the warrants in accordance with your election. You will receive the "401(k) Plan Participant Election Form" with the other offering materials. You should contact the trustee if you do not receive this form but believe you are entitled to participate in the offering with respect to shares held in our 401(k) plan.
Q:	Will I receive subscription materials by mail if my address is outside the United States and Canada?
A:
No. We will not mail subscription certificates to any person with an address outside the United States and Canada. Instead, the subscription agent will hold subscription certificates for the account of all foreign holders. To exercise those warrants, each such holder must notify the subscription agent by 5:00 p.m., New York City time, on November 9, 2004, and establish to the satisfaction of the subscription agent that it is permitted to exercise the warrants under applicable law. In addition, each such holder must take all other steps that are necessary to exercise its warrants, on or prior to the date required for participation in this warrants offering.
Q:	Will I be charged any fees if I exercise my warrants?
A:
No. We will not charge a fee to holders for exercising their warrants. However, any holder exercising warrants through a broker, custodian bank or other nominee will be responsible for any fees charged by its broker, custodian bank or other nominee.
Q.	Are there any conditions to the warrants offering?
A.
We will cancel this warrants offering if the Rouse merger does not close and we may decide to cancel the offering for any other reason in our sole discretion. Upon cancellation, all exercises of warrants will be void. All subscription payments will be returned as soon as practicable, without interest or deduction, by the subscription agent.

Q:	May I transfer my warrants if I do not want to purchase any shares?
A:
No. Other than in very limited circumstances, the warrants will not be transferable and may be exercised only by the persons to whom they are granted. Any attempt to transfer warrants, other than in the limited circumstances contemplated, will render them null and void.
Q:	Am I required to subscribe in the warrants offering?
A:
No. You will retain your current number of shares of common stock and/or your current number of units, as applicable, even if you do not exercise your warrants. However, if you do not exercise your warrants, the percentage of our common stock that you own (if any) will decrease, and your voting and other rights (if any) will be diluted to the extent that other warrant holders exercise their basic and oversubscription privileges.
Q:	If I exercise warrants in the warrants offering, may I cancel or change my decision?
A:
No. A holder should not exercise its warrants unless the holder is certain that it wishes to purchase additional shares of our common stock at a subscription price of $32.23 per share. We may extend the subscription period for any reason. You cannot revoke the exercise of your warrants unless we inform you of a material amendment to the terms of the offering.
Q:	If I exercise my warrants, when will I receive the shares for which I have subscribed?
A:
We will issue the shares for which subscriptions have been properly delivered to the subscription agent prior to the expiration date of the warrants offering as soon as practicable following the expiration date and after all pro rata allocations and adjustments have been completed. We will not be able to calculate the number of shares to be issued to each exercising warrant holder until the second business day after the expiration date of this warrants offering, which is the latest time by which subscription certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under the heading "The Warrants Offering—Guaranteed Delivery Procedures." Shares that you purchase in the warrants offering will be listed on the New York Stock Exchange.
Q:	Have you or your board of directors made a recommendation as to whether I should exercise my warrants?
A:
No. Neither GGP nor its board of directors has made any recommendation as to whether you should exercise your warrants. You are urged to make your decision based on your own assessment of this warrants offering and after considering all of the information in this prospectus supplement, including the "Risk Factors" section of this prospectus supplement and all of the information incorporated by reference in this prospectus supplement or registration statement. You should not view the commitment of M.B. Capital Partners III to back-stop this warrants offering as a recommendation or other indication that the exercise of your warrants is in your best interests.
Q.	How was the $32.23 per share subscription price set?
A.	The subscription price was set by taking the average of the high and the low trading prices of GGP common stock on the New York Stock Exchange on October 19, October 20 and October 21, 2004.

Q.	Is exercising my warrants risky?
A.
The exercise of your warrants involves risks. Exercising your warrants means buying shares of our common stock and should be considered as carefully as you would consider any other equity investment. You should carefully consider the information under the heading "Risk Factors" and all other information included or incorporated by reference in this prospectus supplement before deciding to exercise your warrants.
Q:	What are the U.S. federal income tax consequences of the warrants offering to me?
A:
The receipt of warrants should not result in the recognition of income for U.S. federal income tax purposes (although the tax law is less certain in the case of holders of common or convertible preferred units of limited partnership interest in GGP Limited Partnership). The exercise of the warrants and the purchase of shares or the lapse of the warrants should also not be a taxable event for U.S. federal income tax purposes. For a more complete description of the tax consequences, see "Certain U.S. Federal Income Tax Considerations" on S-50 for a summary of the material U.S. federal income tax consequences of the receipt and exercise or non-exercise of the warrants, as well as the holding of our common stock. You should consult your own legal and tax advisors.
Q.	If this warrants offering is not completed, will my subscription payment be refunded to me?
A.
Yes. The subscription agent will hold all funds it receives in a segregated account until completion of this warrants offering. If this warrants offering is not completed, the subscription agent will return as soon as practicable, without interest or deduction, all subscription payments.
Q.	Who is the subscription agent for this warrants offering?
A.	The subscription agent is Mellon Bank, N.A. The address for delivery to the subscription agent is as follows:

By mail:

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
P.O. Box 3301
South Hackensack, NJ 07606
Attention: Reorganization Department

By overnight courier:

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
85 Challenger Road
Overpeck Centre
Ridgefield Park, NJ 07660
Attention: Reorganization Department

By hand:

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
120 Broadway, 13th Floor
New York, New York 10271
Attention: Reorganization Department

Delivery to an address or by a method other than those set forth above will not constitute valid delivery.
Q:	What should I do if I have other questions?
A:
If you have questions or need assistance, please contact the subscription agent, toll-free, at: (888) 867-6202. The subscription agent will respond to any questions that you may have regarding the mechanics of exercising your warrants for this offering. In addition, requests for additional copies of this prospectus supplement should be directed to the subscription agent.
Banks and brokerage firms please call collect at: (201) 373-5156.
For a more complete description of this warrants offering, see "The Warrants Offering" section included elsewhere in this prospectus supplement.

Risk Factors

        Investing in our common stock involves risks. See the "Risk Factors" section of this prospectus supplement on S-16 for a description of certain of the risks you should carefully consider before exercising your warrants.

        Our principal executive offices are located at 110 North Wacker Drive, Chicago, IL 60606 and our telephone number is (312) 960-5000. Our website is http://www.generalgrowth.com. The information and other content contained on our website are not part of this prospectus.

RISK FACTORS

        Investing in our common stock involves risks. You should carefully consider the risks described below and all other information contained in this prospectus supplement before you make a decision to participate in the warrants offering and invest in our common stock. The risks described below are the significant risk factors, currently known and unique to us, that make an investment in our common stock speculative or risky. If any of these risks occur, our business, financial condition or results of operations could suffer, and you could lose part or all of your investment.

RISKS RELATED TO REAL ESTATE INVESTMENTS

We invest primarily in regional mall shopping centers and other retail properties, which are subject to a number of significant risks which are beyond our control

        Real property investments are subject to varying degrees of risk that may affect the ability of our retail properties to generate sufficient revenues to meet operating and other expenses, including debt service, lease payments, capital expenditures and tenant improvements, and to make distributions to us and our stockholders. A number of factors may decrease the income generated by a retail property, including:

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  the regional and local economy, which may be negatively impacted by plant closings, industry slowdowns, adverse weather conditions, natural disasters and other factors;

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  local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the availability and creditworthiness of current and prospective tenants;

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  perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property; and

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  the convenience and quality of competing retail properties and other retailing options such as the Internet.

        Income from retail properties and retail property values are also affected by applicable laws and regulations, including tax and zoning laws, and by interest rate levels and the availability and cost of financing.

We depend on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay

        Our results of operations will depend on our ability to continue to lease space in our properties on economically favorable terms. If the sales of stores operating in our centers decline sufficiently, tenants might be unable to pay their existing minimum rents or expense recovery charges, since these rents and charges would represent a higher percentage of their sales. If our tenants' sales decline, new tenants would be less likely to be willing to pay minimum rents as high as they would otherwise pay. In addition, as substantially all of our income is derived from rentals of real property, our income and cash available for distribution to our stockholders would be adversely affected if a significant number of our lessees were unable to meet their obligations to us. During times of economic recession, these risks will increase.

Bankruptcy or store closures of tenants may decrease our revenues and available cash

        A number of companies in the retail industry, including some of our tenants, have declared bankruptcy or voluntarily closed certain of their stores in recent years. The bankruptcy or closure of a major tenant, particularly an anchor tenant, may have a material adverse effect on the retail properties affected and the income produced by these properties and may make it substantially more difficult to lease the remainder of the affected retail properties. Our leases generally do not contain provisions designed to ensure the creditworthiness of the tenant. As a result, the bankruptcy or closure of a major tenant could result in a lower level of cash available for distribution to our stockholders.

It may be difficult to buy and sell real estate quickly, and transfer restrictions apply to some of our mortgaged properties

        Equity real estate investments are relatively illiquid, and this characteristic tends to limit our ability to vary our portfolio promptly in response to changes in economic or other conditions. In addition, significant expenditures associated with each equity investment, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investment. If income from a property declines while the related expenses do not decline, our income and cash available for distribution to our stockholders would be adversely affected. A significant portion of our properties are mortgaged to secure payment of indebtedness, and if we were unable to meet our mortgage payments, we could lose money as a result of foreclosure on the properties by the various mortgagees. In addition, if it becomes necessary or desirable for us to dispose of one or more of the mortgaged properties, we might not be able to obtain a release of the lien on the mortgaged property without payment of the associated debt. The foreclosure of a mortgage on a property or inability to sell a property could adversely affect the level of cash available for distribution to our stockholders. If persons selling properties to us wish to defer the payment of taxes on the sales proceeds, we are likely to pay them in units of limited partnership interest in the operating partnership. In transactions of this kind, we may also agree, subject to certain exceptions, not to sell the acquired properties for significant periods of time.

RISKS RELATED TO OUR BUSINESS

We may acquire or develop new properties, and this activity is subject to various risks

        We intend to continue to pursue development and expansion activities as opportunities arise. In connection with any development or expansion, we will be subject to various risks, including the following:

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  we may abandon development or expansion activities;

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  construction costs of a project may exceed original estimates or available financing, possibly making the project unfeasible or unprofitable;

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  we may not be able to obtain financing or to refinance construction loans, which generally have full recourse to us;

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  we may not be able to obtain zoning, occupancy or other required governmental permits and authorizations;

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  occupancy rates and rents at a completed project may not meet projections and, therefore, the project may not be profitable; and

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  we may need anchor, mortgage lender and property partner approvals, if applicable, for expansion activities.

        If a development project is unsuccessful, our loss could exceed our investment in the project.

If we are unable to manage our growth effectively, our financial condition and results of operations may be adversely affected

        We have experienced rapid growth in recent years, increasing our total consolidated assets from approximately $1.8 billion at December 31, 1996 to approximately $11.1 billion at June 30, 2004. Assuming we complete our merger with Rouse, our total consolidated assets would exceed approximately $25 billion. We may continue this rapid growth for the foreseeable future by acquiring or developing properties when we believe that market circumstances and investment opportunities are attractive. We may not, however, be able to manage our growth effectively or to maintain a similar rate of growth in the future, and the failure to do so may have a material adverse effect on our financial condition and results of operations.

We may incur costs to comply with environmental laws

        Under various federal, state or local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances released at a property, and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with the contamination. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous or toxic substances. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. Other federal, state and local laws, ordinances and regulations require abatement or removal of asbestos-containing materials in the event of demolition or some renovations or remodeling and also govern emissions of and exposure to asbestos fibers in the air. Federal and state laws also regulate the operation and removal of underground storage tanks. In connection with the ownership, operation and management of our properties, we could be held liable for the costs of remedial action with respect to these regulated substances or tanks or related claims.

        Each of our properties has been subjected to varying degrees of environmental assessment at various times. The environmental assessments did not reveal any material adverse environmental condition. However, the identification of new areas of contamination, a change in the extent or known scope of contamination or changes in cleanup requirements could result in significant costs to us. See "Business—Environmental Matters" in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this prospectus supplement, for more information about environmental conditions at our properties.

We are in a competitive business

        There are numerous shopping facilities that compete with our properties in attracting retailers to lease space. In addition, retailers at our properties face continued competition from discount shopping centers, lifestyle centers, outlet malls, wholesale and discount shopping clubs, direct mail, telemarketing, television shopping networks and shopping via the Internet. Competition of this type could adversely affect our revenues and cash available for distribution to stockholders.

        We compete with other major real estate investors with significant capital for attractive investment opportunities. These competitors include other REITs, investment banking firms and private institutional investors. This competition has increased prices for commercial properties and may impair our ability to make suitable property acquisitions on favorable terms in the future. See "Business—Competition" in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this prospectus supplement, for more information about competition in our markets.

We may not be able to obtain capital to make investments

        We depend primarily on external financing to fund the growth of our business. This is because one of the requirements of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," for a REIT generally is that it distribute 90% of its net taxable income, excluding net capital gains, to its stockholders. For more information regarding this distribution requirement, see "Certain U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT—Distribution Requirements." Our access to debt or equity financing depends on banks' willingness to lend to us and on conditions in the capital markets in general. We and other companies in the real estate industry have experienced less favorable terms for bank loans and capital markets financing from time to time. Although we believe, based on current market conditions, that we will be able to finance investments we wish to make in the foreseeable future, financing might not be available on acceptable terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources of the Company" in our Annual Report on Form 10-K for the year ended December 31, 2003 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and the Notes to the Consolidated Financial Statements in the same reports, which are incorporated by reference in this prospectus supplement, for information about our available sources of funds.

Some of our potential losses may not be covered by insurance

        We carry comprehensive liability, fire, flood, earthquake, terrorism, extended coverage and rental loss insurance on all of our properties. We believe the policy specifications and insured limits of these policies are adequate and appropriate. There are, however, some types of losses, including lease and other contract claims, that generally are not insured. If an uninsured loss or a loss in excess of insured limits occurs, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. If this happens, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

We are subject to risks that affect the general retail environment

        Our concentration in the regional mall market means that we are subject to factors that affect the retail environment generally, including the level of consumer spending, the willingness of retailers to lease space in our shopping centers and tenant bankruptcies. In addition, we are exposed to the risk that terrorist activities, or the threat of such activities, may discourage consumers from visiting our malls and impact consumer confidence.

RISKS RELATING TO THE ROUSE MERGER

We may be unable to integrate the operations of GGP and Rouse successfully and may not realize the full anticipated benefits of the merger

        Achieving the anticipated benefits of the transaction will depend in part upon our ability to integrate the two companies' businesses in an efficient and effective manner. Our attempt to integrate two companies that have previously operated independently may result in significant challenges, and we may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration will require the dedication of significant management resources, which may temporarily distract management's attention from the day-to-day operations of the businesses of the combined company. The process of integrating operations after the transaction could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. Employee uncertainty and lack of focus during the integration process may also disrupt the businesses of the combined company. In addition, we may face difficulties integrating aspects of the combined company's business that we have not historically focused on, such as the community development business. Any inability of management to integrate the operations of GGP and Rouse successfully could have a material adverse effect on the business and financial condition of the combined company.

We will incur significant transaction, combination-related and restructuring costs in connection with the transaction

        We expect that GGP and Rouse will be obligated to pay transaction fees and other expenses related to the transaction of approximately $500 million, including financial advisors' fees, filing fees, legal and accounting fees, regulatory fees, mailing costs and debt financing fees and expenses to refinance the current outstanding GGP debt. Furthermore, we expect to incur significant costs associated with combining the operations of the two companies. However, we cannot predict the specific size of those charges before we begin the integration process. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset increased transaction, combination-related and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved in the near future, or at all.

        The combined company may incur unanticipated liabilities and costs that we may have failed to discover prior to completion of the Rouse merger and which may have a material adverse effect on our financial condition and results of operations.

We may lose employees due to uncertainties associated with the transaction

        The success of GGP after the transaction will depend in part upon our ability to retain key employees of both companies. Competition for qualified personnel can be very intense. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company. Accordingly, no assurance can be given that we will be able to retain key employees to the same extent that we have been able to do so in the past.

We anticipate that the terms of the $9.75 billion senior credit facility we will obtain in connection with the Rouse Merger will contain covenants and events of default that may limit our flexibility and prevent us from taking certain actions or result in the acceleration of our obligations under the facility

        The terms of the $9.75 billion senior credit facility will require us to satisfy certain customary affirmative and negative covenants and to meet financial ratios and tests including ratios and tests based on leverage, interest coverage and net worth. We anticipate that the covenants under our $9.75 billion senior credit facility will affect, and in many respects significantly limit or prohibit, among other things, our ability to:

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  incur indebtedness;

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  engage in transactions with affiliates;

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  create liens on assets;

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  sell assets; and

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  engage in mergers and acquisitions.

        Given these anticipated restrictions on such activities as making capital expenditures, incurring additional indebtedness and selling or disposing of assets, these covenants may impair our efforts to integrate the operations of GGP and Rouse, may restrict our ability to pursue other acquisitions, may significantly limit our operating and financial flexibility and may limit our ability to respond to changes in our business or competitive activities.

        A failure to comply with these covenants, including a failure to meet the financial tests or ratios, would likely result in an event of default under the $9.75 billion senior credit facility and would allow the lenders to accelerate our debt under the facility. If our debt is accelerated, our assets may not be sufficient to repay such debt in full.

Our substantial indebtedness could adversely affect our financial health and operating flexibility

        We have a substantial amount of indebtedness. As of June 30, 2004, we had aggregate consolidated indebtedness outstanding of approximately $8.2 billion, approximately $6.8 billion of which was secured by our properties. A majority of the secured indebtedness was non recourse to us, while approximately $1.4 billion of our aggregate indebtedness was unsecured, recourse indebtedness of the operating partnership and consolidated subsidiaries. This indebtedness does not include our proportionate share of indebtedness incurred by our joint ventures. We will obtain a $9.75 billion senior credit facility in connection with the Rouse merger. We anticipate that all of the debt incurred under this facility will be recourse to us and will be secured by a pledge of certain of our assets. As a result of this substantial indebtedness, we will be required to use a portion of our cash flow to service principal and interest on our debt, which will limit the free cash flow available for other desirable business opportunities.

        Our substantial indebtedness could have important consequences to us and the value of our common stock including:

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  limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy or other purposes;

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  limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  limiting our ability to capitalize on business opportunities, including the aquisition of additional properties, and to react to competitive pressures and adverse changes in government regulation;

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  placing us at a competitive disadvantage as compared to our competitors that have less leverage;

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  limiting our ability or increasing the costs to refinance indebtedness; and

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  limiting our ability to enter into marketing and hedging transactions by reducing the number of counterparties with whom we can enter into such transactions as well as the volume of those transactions.

Increased interest expenses and limitations on the sale of Rouse assets may affect our cash flow

        We anticipate that the debt we will incur under the $9.75 billion senior credit facility will bear interest based on a floating rate plus an applicable margin that is subject to change. See "Rouse Merger Financing". Increases in the applicable margin or, if we do not hedge our interest rate exposure, increases in interest rates may increase our interest expense and may reduce cash flow and our ability to service our debt. We are considering and will continue to consider whether to enter into interest rate swap or cap agreements for all or a portion of our floating rate debt.

        We may also be restricted in our ability to dispose of certain Rouse assets until the ten-year period after their election of REIT status expires in 2008 due to the potential incurrence of substantial tax liabilities on such dispositions due to applicable REIT regulations.

Representatives of the holders of interests of a Contingent Stock Agreement have asserted that the Rouse merger is a prohibited transaction which may delay the closing of the Rouse merger

        In connection with the acquisition of The Hughes Corporation in 1996, Rouse entered into a Contingent Stock Agreement ("CSA") under which Rouse agreed to issue a formula-based number of additional shares of Rouse common stock to holders of interests under the CSA for a period running through December 31, 2009. Under the CSA, Rouse cannot enter into a "prohibited transaction" without consent of a majority of the interests under the CSA. A "prohibited transaction" includes a merger that (1) would render Rouse or a successor incapable of, or restricted from, delivering (on a timely basis) freely tradable and readily marketable securities comparable to Rouse common stock or (2) could reasonably be expected to have a prejudicial effect on the holders of interests under the CSA with respect to their non-taxable receipt of securities pursuant to the CSA.

        On October 15, 2004, the representatives of the holders of interests under the CSA advised Rouse and GGP that they believed that the merger constitutes a "prohibited transaction" because, among other reasons, it could reasonably be expected to have a prejudicial effect on the holders with respect to their non-taxable receipt of securities pursuant to the CSA.

        On October 19, 2004, GGP delivered to the representatives an executed assumption agreement whereby GGP agrees, for the benefit of the holders of interests under the CSA and the representatives, to perform the CSA as successor to Rouse, in the same manner and to the same extent that Rouse would be required to perform the CSA if no succession had taken place. Under the assumption agreement, GGP has assumed Rouse's obligation under the CSA to issue shares of common stock twice a year to holders of interests under the CSA and the representatives. The amount of shares is based upon a formula set forth under the CSA and upon GGP's stock price. Such issuances could be dilutive to existing stockholders of GGP. In addition, under the assumption agreement, GGP agreed that following the effective time of the merger there will not be a prejudicial effect on the holders of interests under the CSA and the representatives with respect to their non-taxable receipt of securities pursuant to the CSA as a result of the merger and that securities delivered pursuant to the CSA will be freely tradable and readily marketable. GGP further agreed to indemnify and hold harmless the holders against losses arising out of any breach by GGP of the foregoing covenants.

        Rouse and GGP believe that the terms of the merger agreement, the merger and the assumption agreement satisfy all applicable requirements of the CSA in connection with the merger and that the merger does not constitute a "prohibited transaction." In order to minimize any uncertainty and any risk of delay in consummation of the merger, on October 19, 2004, Rouse and GGP filed an action in Delaware Chancery Court against the representatives and the class of all holders of interests under the CSA seeking a declaratory judgment that the merger is not a "prohibited transaction." Although Rouse and GGP do not believe that the issues raised by the representatives should affect the timing of consummation of the merger, it is possible that it may delay the closing and extend the subscription period for this warrants offering.

We and Rouse are subject to stockholder litigation in connection with the Rouse merger which could affect the consummation of the Rouse merger and thus impact whether or not the warrants offering is extended or cancelled

        We and Rouse are subject to stockholder litigation in connection with the Rouse merger. These lawsuits allege unlawful conspiracy, scheme and plan by Rouse, GGP and Rouse's board of directors to sell Rouse to GGP in a cash-out transaction for grossly inadequate consideration, without full and complete disclosure of all material information, and to benefit Rouse insiders in breach of Rouse's board's fiduciary duties to its stockholders. The lawsuits further allege that Rouse's directors violated applicable law by directly breaching their fiduciary duties of loyalty, due care, independence and good faith and engaged in self dealing.

        The lawsuits seek certain declaratory and injunctive relief including motions for a temporary restraining order or preliminary injunction seeking to enjoin Rouse from holding the special stockholders' meeting scheduled for November 9, 2004.

        Rouse and GGP believe that the complaints filed to date are without merit and intend to defend each of them vigorously. However, such lawsuits could affect the consummation of the Rouse merger and thus impact whether or not the warrants offering is extended or cancelled.

RISKS RELATED TO OUR ORGANIZATIONAL AND FINANCIAL STRUCTURE THAT GIVE RISE TO OPERATIONAL AND FINANCIAL RISKS, INCLUDING THOSE DESCRIBED BELOW

We share control of some of our properties with other investors and may have conflicts of interest with those investors

        As of September 30, 2004, we owned partial interests ranging from 16.67% to 51% in 45 retail properties. We generally make all operating decisions for these retail properties, but we are required to make other decisions jointly with the other investors who have interests in the relevant property or properties. For example, the consent of certain of the other relevant investors is required with respect to approving operating budgets, refinancing, encumbering, expanding or selling any of these properties. We might not have the same interests as the other investors in relation to these transactions. Accordingly, we might not be able to favorably resolve any of these issues, or we might have to provide financial or other inducement to the other investors to obtain a favorable resolution.

        In addition, various restrictive provisions and rights apply to sales or transfers of interests in our jointly owned properties. These may work to our disadvantage because, among other things, we might be required to make decisions about buying or selling interests in a property or properties at a time that is disadvantageous to us or we might be required to purchase the interests of our partners in our jointly owned properties.

Bankruptcy of joint venture partners could impose delays and costs on us with respect to the jointly owned retail properties

        The bankruptcy of one of the other investors in any of our jointly owned shopping centers could materially and adversely affect the relevant property or properties. Under the bankruptcy laws, we would be precluded by the automatic stay from taking some actions affecting the estate of the other investor without prior approval of the bankruptcy court, which would, in most cases, entail prior notice to other parties and a hearing in the bankruptcy court. At a minimum, the requirement to obtain court approval may delay the actions we would or might want to take. If the relevant joint venture through which we have invested in a property has incurred recourse obligations, the discharge in bankruptcy of one of the other investors might result in our ultimate liability for a greater portion of those obligations than we would otherwise bear.

Payments by our direct and indirect subsidiaries of dividends and distributions to us may be adversely affected by prior payments to these subsidiaries' creditors and preferred security holders

        Substantially all of our assets are owned through our general partnership interest in the operating partnership. The operating partnership holds substantially all of its properties and assets through subsidiaries, including subsidiary partnerships, limited liability companies and corporations that have elected to be taxed as REITs. The operating partnership therefore derives substantially all of its cash flow from cash distributions to it by its subsidiaries, and we in turn derive substantially all of our cash flow from cash distributions to us by the operating partnership. The creditors and preferred security holders, if any, of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary's obligations to them, when due and payable, before that subsidiary may make distributions to us. Thus, the operating partnership's ability to make distributions to its partners, including us, depends on its subsidiaries' ability first to satisfy their obligations to their creditors and preferred security holders, if any, and then to make distributions to the operating partnership. Similarly, our ability to pay dividends to holders of common stock depends on the operating partnership's ability first to satisfy its obligations to its creditors and preferred security holders, if any, and then to make distributions to us.

        In addition, we will have the right to participate in any distribution of the assets of any of our direct or indirect subsidiaries upon the liquidation, reorganization or insolvency of the subsidiary only after the claims of the creditors, including trade creditors, and preferred security holders, if any, of the subsidiary are satisfied. Our common stockholders, in turn, will have the right to participate in any distribution of our assets upon the liquidation, reorganization or insolvency of our company only after the claims of our creditors, including trade creditors, and preferred security holders are satisfied.

GGP might fail to qualify or remain qualified as a REIT

        Although we believe that GGP will remain structured and will continue to operate so as to qualify as a REIT for federal income tax purposes, GGP might not continue to be so qualified. Qualification as a REIT for federal income tax purposes involves the application of highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations. Therefore, the determination of various factual matters and circumstances not entirely within our control may impact GGP's ability to qualify as a REIT. In addition, legislation, new regulations, administrative interpretations or court decisions might significantly change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.

        If, with respect to any taxable year, GGP fails to maintain its qualification as a REIT, it would not be allowed to deduct distributions to stockholders in computing its taxable income and federal income tax. The corporate level income tax, including any applicable alternative minimum tax, would apply to GGP's taxable income at regular corporate rates. As a result, the amount available for distribution to stockholders would be reduced for the year or years involved, and GGP would no longer be required to make distributions. In addition, unless it were entitled to relief under the relevant statutory provisions, GGP would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Notwithstanding that GGP currently intends to operate in a manner designed to allow it to qualify as a REIT, future economic, market, legal, tax or other considerations may cause us to determine that it is in GGP's best interest and the best interest of its stockholders to revoke the REIT election. See "Certain U.S. Federal Income Tax Considerations" for more information regarding the requirements for qualifying as a REIT and the consequences of failing to so qualify.

An ownership limit and certain anti-takeover defenses and applicable law may hinder any attempt to acquire us

        The Ownership Limit.    Generally, for GGP to maintain its qualification as a REIT under the Code, not more than 50% in value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. The Code defines "individuals" for purposes of the requirement described in the preceding sentence to include some types of entities. Under our Second Amended and Restated Certificate of Incorporation, as amended, no person other than Martin Bucksbaum (deceased), Matthew Bucksbaum, their families and related trusts and entities, including M.B. Capital Partners III, may own more than 7.5% of the value of our outstanding capital stock. These restrictions on transferability and ownership may delay, deter or prevent a change in control of our company or other transaction that might involve a premium price or otherwise be in the best interest of our stockholders.

        Selected Provisions of Our Charter Documents.    Our board of directors is divided into three classes of directors. Directors of each class are chosen for three-year staggered terms. Staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of our company, even though a tender offer or change in control might be in the best interest of our stockholders. Our charter authorizes the board of directors:

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  to cause us to issue additional authorized but unissued shares of common stock or preferred stock;

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  to classify or reclassify, in one or more series, any unissued preferred stock; and

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  to set the preferences, rights and other terms of any classified or reclassified stock that we issue.

        The board of directors could establish a series of preferred stock whose terms could delay, deter or prevent a change in control of our company or other transaction that might involve a premium price or otherwise be in the best interest of our stockholders.

        Stockholder Rights Plan.    We have a stockholder rights plan, which may delay, deter or prevent a change in control of our company unless the acquiror negotiates with our board of directors and the board of directors approves the transaction. Our charter and bylaws contain other provisions that may delay, deter or prevent a change in control of our company or other transaction that might involve a premium price or otherwise be in the best interest of our stockholders.

        Selected Provisions of Delaware Law.    We are a Delaware corporation, and Section 203 of the Delaware General Corporation Law applies to us. In general, Section 203 prevents an "interested stockholder," as defined in the next sentence, from engaging in a "business combination," as defined in the statute, with us for three years following the date that person becomes an interested stockholder unless:

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  before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

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  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of our company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

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  following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

        The statute defines "interested stockholder" to mean generally any person that is the owner of 15% or more of our outstanding voting stock or is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. The provisions of this statute may delay, deter or prevent a change in control of our company or other transaction that might involve a premium price or otherwise be in the best interest of our stockholders.

RISKS RELATING TO OUR COMMON STOCK

Our common stock price may be volatile, and consequently investors may not be able to resell their common stock at or above the subscription price

        The price at which our common stock will trade after the warrants offering may be volatile and may fluctuate due to factors such as:

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  our historical and anticipated quarterly and annual operating results;

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  variations between our actual results and analyst and investor expectations or changes in financial estimates and recommendations by securities analysts;

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  the performance and prospects of our industry;

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  the depth and liquidity of the market for our common stock;

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  investor perception of us and the industry in which we operate;

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  domestic and international economic conditions;

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  the extent of institutional investor interest in our company;

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  the reputation of REITs generally and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate companies, and fixed income securities;

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  our financial condition and performance; and

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  conditions and trends in general market conditions.

        Fluctuations may be unrelated to or disproportionate to our financial performance. These fluctuations may result in a material decline in the trading price of our common stock.

Future sales of our common stock may depress our stock price

        No prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of common stock for future sales, will have on the market price of our common stock. Sales in the public market of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock. As of October 18, 2004, approximately 62.8 million shares of common stock were reserved for issuance upon exercise of conversion and/or redemption rights as to units of limited partnership interest in the operating partnership. Under the shelf registration statement, of which this prospectus supplement and the accompanying prospectus are a part, we may offer from time to time up to $2,000,000,000 worth of common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and/or purchase units, including the warrants offered hereby. In addition, we have reserved a number of shares of common stock for issuance under our employee benefit plans and in connection with certain other obligations, and these shares will be available for sale from time to time. We have granted options to purchase additional shares of common stock to some of our directors, executive officers and employees. We cannot predict the effect that future sales of shares of common stock, or the perception that sales of common stock could occur, will have on the market prices of our equity securities.

Increases in market interest rates may hurt the market price of our common stock

        We believe that investors consider the distribution rate on REIT stocks, expressed as a percentage of the price of the stocks, relative to market interest rates as an important factor in deciding whether to buy or sell the stocks. If market interest rates go up, prospective purchasers of REIT stocks may expect a higher distribution rate. Higher interest rates would not, however, result in more funds being available for us to distribute and, in fact, would likely increase our borrowing costs and might decrease our funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decline.

RISKS RELATING TO THE WARRANTS OFFERING

The subscription price is not an indication of our value

        The subscription price does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price an indication of our value or any assurance of future value. After the date of this prospectus supplement, our common stock may trade at prices above or below the subscription price.

Non-participants in the warrants offering will suffer dilution

        If you choose not to exercise your basic subscription right in full, your relative ownership interest in us will be diluted to the extent other stockholders and unitholders exercise their basic subscription and oversubscription rights.

Once you exercise your warrants, you may not revoke your exercise

        Once you exercise your warrants, unless we materially amend the terms of the warrants offering, you cannot revoke your exercise even if there is a decline in the price of our common stock or you learn information about us that you consider unfavorable before the expiration date. You could, therefore, be committed to buying shares of common stock above the prevailing market price. You should not exercise your warrants unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

The warrants are non-transferable and there is no market for the warrants

        Other than in very limited circumstances, you may not sell, give away or otherwise transfer your warrants. Because the warrants are non-transferable, there is no market or other means for you to directly realize any value associated with the warrants. You must exercise the warrants and acquire additional shares of our common stock to realize any value.

If you exercise your warrants, you may be unable to sell any shares you purchase at a profit and your ability to sell may be delayed by the time required to deliver the stock certificates

        The public trading market price of our common stock may decline after you elect to exercise your warrants. If that occurs, you will have committed to buy shares of common stock at a price above the prevailing market price and you will have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of warrants you will be able to sell your shares of common stock at a price equal to or greater than the subscription price. Until shares are delivered after completion of the warrants offering, you may not be able to sell the shares of our common stock that you purchase in the warrants offering. Certificates representing shares of our common stock purchased in the warrants offering will be delivered as soon as practicable after completion of the warrants offering. We will not pay you interest on any funds delivered to the subscription agent pursuant to the exercise of warrants.

We may cancel the warrants offering at any time and we will cancel the warrants offering if the Rouse merger does not close

        We may cancel the warrants offering at any time. In particular, if the Rouse merger does not close for any reason, we will cancel this warrants offering. The merger is subject to the approval of Rouse stockholders and customary closing conditions, including a tax opinion confirming Rouse's REIT status. If we cancel the warrants offering, the warrants cannot be exercised and will have no value.

Because we may cancel the warrants offering or close and complete the warrants offering with less than full subscription, your participation in the offering is not assured

        We may close and complete the warrants offering even if fewer than all of the shares that we are offering are actually purchased. Therefore, holders of warrants are not assured of receiving all the shares of our common stock which they are entitled to receive in exchange for their warrants. In addition, we may unilaterally cancel the warrants offering in our sole discretion. If we elect to cancel the warrants offering, neither we nor the subscription agent will have any obligation with respect to the warrants except to return, without interest or penalty, any subscription payments actually received.

If we cancel this warrants offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments

        If we cancel this warrants offering, neither we nor the subscription agent will have any obligation with respect to the warrant holders except to return, without interest or deduction, any subscription payments that we or the subscription agent may have received from you.

To exercise your warrants, you must act promptly and follow the subscription instructions carefully

        Eligible stockholders and unitholders who desire to purchase shares in the warrants offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent at or prior to 5:00 p.m., New York City time, on November 9, 2004, the current expiration date of the warrants offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction, the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we, the subscription agent nor the trustee for our 401(k) plan has any obligation to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

        If you are a participant in our 401(k) plan, you must act promptly to ensure that all required forms are received by the trustee and that the total amount of the funds required for an exercise of your warrants is maintained in your 401(k) plan account at least three business days before the expiration date of the warrants offering. See "The Warrants Offering—Special Instructions for Participants in Our 401(k) Plan."

You will be immediately and substantially diluted in book value per share if you subscribe for shares of common stock in this warrants offering

        If you exercise your warrants to purchase shares of our common stock, you will incur immediate and substantial dilution in book value per share with regard to these shares because the subscription price of $32.23 per share is substantially higher than the book value per share immediately after this warrants offering.

There could be a concentration in ownership of our common stock as a result of M.B. Capital Partners III's back-stop obligation

        Assuming all warrants are exercised on a pro rata basis by all of the warrant holders, no shares would be exercisable in the oversubscription privilege, and M.B. Capital Partners III would not be required to purchase any additional shares pursuant to its agreement to back-stop this warrants offering. M.B. Capital Partners III's resulting beneficial ownership, together with that of its affiliates, would be approximately 21% (assuming full exercise of conversion rights as to its units of limited partnership interest in GGP Limited Partnership). Assuming M.B. Capital Partners III is the only warrant holder to acquire shares of our common stock and, through the back-stop, subscribes for additional common stock up to an amount equal to $500 million minus any common stock already subscribed for by M.B. Capital Partners III in the warrants offering, then M.B. Capital Partners III's resulting beneficial ownership, together with that of its affiliates, would be 25% (assuming full exercise of conversion rights as to its units of limited partnership interest in GGP Limited Partnership and after taking into account that such rights may be exercised only until M.B. Capital Partners III and its affiliates own 25% of our outstanding common stock).

GENERAL GROWTH PROPERTIES, INC.

        We are a self-administered and self-managed real estate investment trust, referred to as a "REIT," that owns, operates, manages, leases, acquires, develops, expands and finances regional mall and mixed-use properties in major and middle markets throughout the United States. We were organized in 1986 to continue expanding the Bucksbaum family business, which has been engaged in the shopping center business since 1954.

        We conduct our business through our operating partnership, which holds substantially all of our interests in properties. We own an approximate 80% general partnership interest in the operating partnership. The remaining approximately 20% interest in the operating partnership is held by limited partners, which include M.B. Capital Partners III, a South Dakota general partnership, and others who have contributed properties to the operating partnership. The partners of M.B. Capital Partners III are trusts for the benefit of the Bucksbaum family and an entity wholly-owned by a member of the Bucksbaum family.

        We presently own interests in, or have management responsibility for, 179 regional malls, mixed-use and other properties in 41 states. These regional malls, mixed-use and other properties have approximately 153 million square feet of retail space.

        General Growth Management, Inc., a taxable REIT subsidiary, performs the management and leasing services for approximately 40 third party retail properties, all located in the United States.

        GGP has qualified as a REIT for federal income tax purposes. In order to maintain this qualification, GGP generally must distribute at least 90% of its REIT taxable income. Dividends on any preferred stock would be included as distributions for this purpose.

THE ROUSE COMPANY

        Headquartered in Columbia, Maryland, Rouse was founded in 1939 and became a public company in 1956. Rouse converted to a REIT in 1998. A real estate development and management company, Rouse, through its numerous affiliates, operates more than 150 properties, encompassing retail, office, research and development and industrial space in 22 states. Rouse owns or has ownership interests in 37 regional malls, four community centers and six mixed-use projects, totaling approximately 40 million square feet. The portfolio of retail properties contains such recognized properties as Water Tower Place, Chicago, Illinois, Oakbrook Center, Oakbrook (Chicago), Illinois, Fashion Show Mall, Las Vegas, Nevada, Park Meadows Mall, Denver, Colorado and Faneuil Hall Marketplace, Boston, Massachusetts.

        Additionally, Rouse is the developer of the master-planned communities of Columbia, Maryland, Summerlin, along the western edge of Las Vegas, Nevada and Bridgelands, a new project on the western side of Houston, Texas. Rouse also owns an interest in The Woodlands, a planned community in Houston, Texas. Rouse has over 9 million square feet of office, industrial and other commercial properties, primarily in the Baltimore/Washington D.C. and Las Vegas markets.

        Rouse's principal offices are located at The Rouse Company Building, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456, and their telephone number is (410) 992-6000. Rouse's website is http://www.therousecompany.com. The information and other content contained on Rouse's website are not part of this prospectus.

THE ROUSE MERGER

        On August 20, 2004, General Growth Properties, Inc. announced that it had entered into an agreement and plan of merger with The Rouse Company. Under the terms of the agreement, which has been approved by each company's board of directors, stockholders of Rouse will receive a cash payment of $67.50 per share, without interest, less the amount of a dividend adjustment. See "The Rouse Merger Agreement—Dividend Adjustment" for a description of the dividend adjustment. The total consideration will be approximately $12.6 billion, consisting of $7.2 billion in cash plus the assumption of approximately $5.4 billion of existing Rouse debt.

        The merger is subject to the approval of Rouse stockholders and customary closing conditions, including a tax opinion confirming Rouse's REIT status. See "The Rouse Merger Agreement—Conditions" for a discussion of certain issues related to Rouse's REIT status. The merger does not require the approval of GGP stockholders and is generally not conditioned upon receipt of financing by GGP. The merger agreement provides for a termination fee and expense reimbursement of up to an aggregate of $180 million, which is payable by Rouse to GGP under certain circumstances.

        We intend to finance the costs of the merger with Rouse primarily with proceeds of a $9.75 billion senior credit facility from a syndicate of banks, financial institutions and other entities arranged by Lehman Brothers Inc., Banc of America Securities LLC, Credit Suisse First Boston and Wachovia Capital Markets, LLC. All of the debt incurred under the credit facility will be recourse to us and will be secured by a pledge of certain of our assets. In addition, the proceeds from this offering will be used to finance the merger. See "Use of Proceeds."

        The Rouse stockholders meeting is currently scheduled for November 9, 2004 at 10:30 a.m., New York City time. Approval of the merger will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Rouse common stock entitled to vote on the merger. The Rouse board of directors has unanimously recommended (with one director abstaining) that the Rouse stockholders vote for the proposal to approve the merger.

        It is currently expected that the merger will be completed in the fourth quarter of 2004 as soon as possible after the Rouse stockholders meeting and after all the conditions to the merger are satisfied or waived. If the merger occurs, we will promptly make a public announcement.

ROUSE MERGER FINANCING

        We intend to finance the costs of the merger with Rouse primarily with proceeds of a $9.75 billion senior credit facility from a syndicate of banks, financial institutions and other entities arranged by Lehman Brothers Inc., Banc of America Securities LLC, Credit Suisse First Boston and Wachovia Capital Markets, LLC. We anticipate that the credit facility will include a six-month bridge loan of up to $3.6 billion (the "Bridge Loan"), a three-year $3.9 billion term loan ("Term Loan A"), a four-year $2 billion term loan ("Term Loan B") and a three-year $250 million revolving credit facility (the "Revolving Credit Facility"). We expect to have an option to extend the maturity of up to $600 million of the Bridge Loan for an additional six months. We expect to refinance the bridge loan with loans tied to various properties in our portfolio. The proceeds from the Bridge Loan, Term Loan A and Term Loan B are intended to be used to finance the Rouse merger and to pay related fees and expenses and to refinance certain existing indebtedness of GGP and Rouse and their respective subsidiaries, with any remaining portion to be used for the general corporate purposes of GGP and its subsidiaries in the ordinary course of business. The proceeds from the Revolving Credit Facility are intended to be used for the general corporate purposes of GGP and its subsidiaries in the ordinary course of business.

        It is expected that the credit facility will bear interest quarterly in arrears, or on such other periodic basis as may be determined by our election of applicable interest rates. We anticipate that the components of the credit facility will bear interest at floating rates. At closing and during the term of the credit facility we also will pay various fees and expense reimbursements.

        We anticipate that the term loan components of the credit facility will be subject to scheduled principal amortization as follows: Term Loan A will require repayment of $500 million on each of the first year anniversary, the 18-month anniversary and the second year anniversary, and then $125 million at the end of each subsequent calendar quarter; and Term Loan B will require repayment of an amount equal to 1% of the original principal amount (expected to be $20 million) each year, payable in equal quarterly installments. With exceptions for capital expenditures and other items, we anticipate that we will be required to apply the net proceeds of future mortgage financings and refinancings, sales of equity, and asset dispositions (including by casualty or condemnation) toward prepayment of the credit facility in accordance with various priorities to be set out in the final credit facility documents. Subject to any exceptions or limits contained in our existing agreements, we anticipate that the credit facility will be secured by a pledge of certain ownership interests held by our operating partnership.

        Although the lenders identified above have entered a binding commitment to provide the credit facility, their obligation to fund the facility is subject to customary conditions precedent, including among others:

  •
  our having received proceeds of at least $500 million from the sale of common stock in connection with this offering,

  •
  our consummating the merger with Rouse, and

  •
  the absence of certain material adverse changes.

        At origination and during the term of the loan, we will likely be required to satisfy financial covenants with respect to:

  •
  a maximum debt to value,

  •
  EBITDA to interest expense, preferred stock dividends and scheduled amortization of secured debt, and

  •
  minimum net worth.

        During the term of the facility we will likely be subject to customary affirmative and negative covenants for a financing of this size and nature, including among others, limitations on indebtedness, liens, guarantee obligations, mergers, consolidations, liquidations, sales of assets, transactions with affiliates and changes in our lines of business. The financing documentation will also likely contain customary events of default, including such items as nonpayment of principal, interest, fees or other amounts, breach of representations and warranties, cross-default to other indebtedness and certain bankruptcy events.

THE ROUSE MERGER AGREEMENT

        This section of the prospectus supplement describes the material provisions of the Rouse merger agreement but does not purport to describe all of the terms of that agreement. The following summary of certain provisions of the Rouse merger agreement is qualified in its entirety by reference to the complete text of that agreement, which is incorporated into this prospectus supplement by reference. We urge you to read the full text of the Rouse merger agreement because it is the legal document that governs the merger.

Timing of the Merger

        The closing date for the merger will be no later than the third business day following the satisfaction or waiver of all conditions to closing, or such other date as the parties may mutually agree. We intend to complete the merger as soon as practicable after satisfaction or waiver of such conditions, including receipt of the approval of Rouse's stockholders. Although we expect to complete the merger in the fourth quarter of 2004, we cannot specify when, or assure you whether or not, the parties will satisfy or waive all conditions to the merger.

Consideration to be Received by Rouse's Stockholders in the Merger

        At the effective time of the merger, each outstanding share of Rouse common stock will be converted into the right to receive a cash payment of $67.50, without interest, less the amount of the dividend adjustment.

Dividend Adjustment

        The merger consideration will be reduced by reason of an extraordinary dividend that Rouse will pay on or prior to the effective time of the merger. The extraordinary dividend is intended to enable Rouse to satisfy certain tax law requirements applicable to REITs, including the elimination prior to the merger of any non-REIT earnings and profits.

        Under the terms of the merger agreement, if the amount of the extraordinary dividend does not exceed $2.42 per share, the extraordinary dividend will reduce the merger consideration of $67.50 on a dollar-for-dollar basis. If the amount of the extraordinary dividend exceeds $2.42 per share, the extraordinary dividend will reduce the merger consideration of $67.50 on a dollar-for-dollar basis up to $2.42 per share, and any amount in excess of $2.42 per share will reduce the merger consideration by 110% of this excess. We refer in this prospectus supplement to the amount of this reduction as the "dividend adjustment."

        As an example, if the extraordinary dividend is $2.30 per share, the dividend adjustment will be $2.30 per share and holders of shares of Rouse's common stock through the business day prior to the effective time of the merger will receive merger consideration of $65.20 per share, plus the extraordinary dividend of $2.30 per share, or a total of $67.50. If, however, the extraordinary dividend is $3.40 per share, the dividend adjustment will be approximately $3.50 ($2.42 per share plus 110% of $0.98, or approximately $1.08 per share) and holders of shares of Rouse's common stock through the business day prior to the effective time of the merger will receive merger consideration of approximately $64.00 per share, plus the extraordinary dividend of $3.40 per share, or a total of approximately $67.40. If the extraordinary dividend is $5.42 per share, the dividend adjustment will be $5.72 ($2.42 per share plus 110% of $3.00, or $3.30 per share) and holders of shares of Rouse's common stock through the business day prior to the effective time of the merger will receive merger consideration of $61.78 per share, plus the extraordinary dividend of $5.42 per share, or a total of $67.20.

        Rouse currently estimates that their extraordinary dividend will be approximately $2.30 to $3.40 per share. This estimated range is based upon certain factual conclusions and judgments. However, there can be no assurance that the Internal Revenue Service will agree with these conclusions and judgments, in which case the extraordinary dividend could be significantly larger than Rouse's current estimate. Rouse will make an announcement once Rouse has finally determined the amount of the extraordinary dividend. Rouse expects to pay the extraordinary dividend prior to the effective time of the merger.

Dividends

        Prior to completion of the merger, Rouse agreed not to declare or pay any dividend without our consent, other than:

  •
  dividends required to maintain Rouse's REIT status; and

  •
  quarterly dividends of up to $0.47 per share for each quarter that ends prior to the completion of the merger.

        In addition, the merger agreement provides that Rouse will declare a closing dividend, with a record date as of the close of business on the last business day prior to the effective time of the merger, in an amount equal to a proportionate amount of Rouse's regular quarterly dividend of $0.47 per share based on the number of days elapsed since the last dividend record date (currently September 16, 2004). Neither Rouse's regular quarterly dividends nor the closing dividend declared at the closing of the merger will reduce the amount of the merger consideration.

Conditions

        The merger is subject to the approval of Rouse stockholders and customary closing conditions and an opinion of Rouse's tax counsel, based upon assumptions, qualifications and representations that are reasonably acceptable to us, with respect to Rouse's qualification as a REIT.

        We understand that in the course of preparing for the merger, Rouse discovered issues relating to whether it satisfied certain tax law requirements applicable to REITs. Rouse has filed a request with the Internal Revenue Service to take corrective actions that would treat Rouse as having satisfied these requirements, but there can be no assurance that the Internal Revenue Service will in fact consent to this request. If the Internal Revenue Service does not consent to Rouse's request, Rouse likely will not be able to satisfy one of the conditions to the closing of the merger. In such event, there may be other alternatives, which would also require the consent of the Internal Revenue Service, that would enable Rouse to qualify as a REIT and enable Rouse to satisfy such condition of the merger agreement.

Rouse Special Meeting

        The special meeting of Rouse stockholders, convened to approve the Rouse merger, is currently scheduled for November 9, 2004 at 10:30 a.m., New York City time. Approval of the merger requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Rouse common stock entitled to vote on the merger. The Rouse board of directors has unanimously recommended (with one director abstaining) that its stockholders vote for the proposal to approve the merger. The merger agreement may be terminated by either Rouse or GGP if, under certain circumstances, the Rouse stockholders fail to approve the merger or the approval of Rouse's stockholders has not been obtained by February 21, 2005.

Termination Fee

        The merger agreement provides for a termination fee and expense reimbursement of up to an aggregate of $180 million, which is payable by Rouse to GGP, under certain circumstances.

USE OF PROCEEDS

        We will receive gross proceeds from this offering of approximately $915 million, based on the number of shares of our common stock and the number of common and convertible preferred units of limited partnership interest in GGP Limited Partnership outstanding on October 18, 2004 and assuming full subscription of the warrants offering (giving effect to estimated rounding of fractional warrants). The expenses from this warrants offering are estimated to be approximately $825,000. However, if the warrants offering is not fully subscribed, we will receive gross proceeds from this offering of at least $500 million. All the proceeds from this offering will be used as part of the financing for our pending merger with Rouse. We also intend to finance the costs of the Rouse merger with the proceeds of a $9.75 billion senior credit facility from a syndicate of banks, financial institutions and other entities arranged by Lehman Brothers Inc., Banc of America Securities LLC, Credit Suisse First Boston and Wachovia Capital Markets, LLC. See "Rouse Merger Financing" for a description of the merger financing.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Shares of our common stock are quoted on the NYSE under the symbol "GGP." On October 20, 2004, the last reported sale price of our common stock was $32.21 per share. The following table sets forth, for the quarters indicated, the range of high and low sale prices for the common stock as reported on the NYSE for the periods indicated and the cash dividends per share declared on such stock. All per share amounts have been adjusted to reflect the three for one stock split.

	High	Low	Dividends
Fiscal Year Ended December 31, 2002
First Quarter	$14.91	$12.67	$.22
Second Quarter	17.00	14.73	.22
Third Quarter	17.27	13.78	.24
Fourth Quarter	17.43	15.05	.24
Fiscal Year Ended December 31, 2003(1)
First Quarter	$18.40	$15.90	$.24
Second Quarter	21.06	17.83	.24
Third Quarter	24.03	20.77	—
Fourth Quarter	28.03	23.91	.30
Fiscal Year Ending December 31, 2004
First Quarter	$35.15	$27.25	$.30
Second Quarter	35.30	24.31	.30
Third Quarter	32.12	28.41	.66

(1)
Reflects three dividend declarations in 2003, as the fourth quarter dividend of $.30 was declared in January 2004.

THE WARRANTS OFFERING

        Before exercising any warrants, you should read carefully the information set forth under the caption "Risk Factors" in this prospectus supplement.

The Warrants

        We will allocate, at no charge, to all holders of our shares of common stock and to all holders of common and convertible preferred units of limited partnership interest in GGP Limited Partnership as of 5:00 p.m., New York City time, on the record date, October 18, 2004, 0.1 non-transferable warrants for each share or common unit (assuming conversion of the preferred units into common units in accordance with the terms of the preferred units) owned at that time, for a total of 28.4 million warrants. Each whole warrant entitles you to purchase one share of common stock for $32.23 per share.

        If you elect to exercise your basic subscription privilege in full, you may also subscribe, at the subscription price, for additional shares of our common stock under your oversubscription privilege to the extent that other warrant holders do not exercise their basic subscription privileges in full. If a sufficient number of shares of our common stock is unavailable to fully satisfy the oversubscription privilege requests, the available shares of common stock will be sold pro rata among warrant holders who exercised their oversubscription privilege. We have not engaged an underwriter or selling agent in connection with this warrants offering.

        If you hold your shares in a brokerage account or through a dealer or other nominee, please see the information included below the heading "—Beneficial Owners." If our General Growth Management Savings and Employee Stock Ownership Plan, which we refer to as our "401(k) plan," holds shares of our common stock for your account, please see the information included below the heading "—Special Instructions for Participants in Our 401(k) Plan."

        We will not allocate fractional warrants or distribute cash in lieu of fractional warrants but, instead, we will round your number of warrants to the nearest whole number after aggregating all warrants to which you are entitled. Accordingly, any holder of fewer than five shares or units will not be allocated any warrants.

Back-Stop Obligation

        M.B. Capital Partners III has committed to back-stop the warrants offering to ensure that not less than $500 million will be raised in the warrants offering. M.B. Capital Partners III will comply with this back-stop obligation by exercising its basic subscription privilege in the warrants offering and subscribing for any common stock not subscribed for in the warrants offering to close any gap between the amount subscribed for and $500 million.

        If none of our stockholders exercises their basic subscription privilege, M.B. Capital Partners III would acquire 15,513,497 shares of common stock offered in this warrants offering. If all warrants are exercised under the basic subscription privilege, M.B. Capital Partners III will not purchase any shares in the offering except the shares that M.B. Capital Partners III will purchase pursuant to the exercise of its basic subscription privilege. M.B. Capital Partners III will not receive any fees or compensation for entering into or fulfilling its obligations under the back-stop agreement.

Record Date

        The record date was as of 5:00 p.m., New York City time, on October 18, 2004. We will allocate warrants that can be exercised for shares of our common stock only to holders of our common stock and to holders of common and convertible preferred units of limited partnership interest in GGP Limited Partnership as of the record date.

Subscription Price

        The subscription price is $32.23 per share, payable in cash. All payments must be cleared on or before the expiration date of the offering. There can be no assurance that the market price of our common stock will not decline to less than $32.23 per share during or after the subscription period. Similarly, there can be no assurance that a warrants holder will be able to sell shares of common stock purchased in the offering at a per share price equal to or greater than the subscription price.

Subscription Privilege

        You are entitled to purchase one share of common stock at the subscription price for each whole warrant exercised. Your warrants entitle you to a basic subscription privilege and an oversubscription privilege.

        Basic Subscription Privilege.    With your basic subscription privilege, you may purchase one share of our common stock per whole warrant, upon delivery of the required documents and payment of the subscription price of $32.23 per share. You are not required to exercise all of your warrants unless you wish to purchase shares under your oversubscription privilege. We will deliver to the record holders who purchase shares in this warrants offering certificates representing the shares purchased with a holder's basic subscription privilege as soon as practicable after this warrants offering has expired.

        Oversubscription Privilege.    In addition to your basic subscription privilege, you may subscribe for additional shares of our common stock, upon delivery of the required documents and payment of the subscription price of $32.23 per share, before the expiration of this warrants offering. You may exercise your oversubscription privilege only if you exercised your basic subscription privilege in full and to the extent that other holders of warrants do not exercise their basic subscription privileges in full.

        Pro rata Allocation.    If there are not enough shares of our common stock to satisfy all subscriptions made under the oversubscription privilege, we will allocate the remaining shares of our common stock pro rata, after eliminating all fractional shares, among those oversubscribing warrant holders. "Pro rata" in this context means in proportion to the number of shares of our common stock that you and the other warrant holders have purchased by exercising your basic subscription privileges. If there is a pro rata allocation of the remaining shares of our common stock and you would receive an allocation of a greater number of shares than you subscribed for under your oversubscription privilege, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among all other holders exercising their oversubscription privileges.

        Full Exercise of Basic Subscription Privilege.    You may exercise your oversubscription privilege only if you exercise your basic subscription privilege in full. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privileges held by you in the same capacity. For example, suppose that you were allocated warrants for shares of our common stock that you own individually and shares of our common stock that you own collectively with your spouse. If you wish to exercise your oversubscription privilege with respect to the warrants you own individually, but not with respect to the warrants you own collectively with your spouse, you only need to fully exercise your basic subscription privilege with respect to your individually owned warrants. You do not have to subscribe for any shares under the basic subscription privilege owned collectively with your spouse to exercise your individual oversubscription privilege.

        When you complete the portion of your subscription certificate to exercise your oversubscription privilege, you will be representing and certifying that you have fully exercised your subscription privilege as to shares of our common stock that you hold in that capacity. You must exercise your oversubscription privilege at the same time you exercise your basic subscription privilege in full.

        Return of Excess Payment.    If you exercised your oversubscription privilege and are allocated less than all of the shares of our common stock for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the expiration date of this warrants offering. We will deliver to the record holders who purchase shares in this warrants offering certificates representing the shares of our common stock that you purchased as soon as practicable after the expiration date of this warrants offering and after all pro rata allocations and adjustments have been completed.

        If you are a participant in our 401(k) plan, all subscription payments received by the subscription agent from the trustee on your behalf and not applied to the purchase of shares of our common stock will be returned to your 401(k) plan account as soon as practicable after the expiration date of this warrants offering, without interest or deduction, where the funds will remain subject to your further investment directions in accordance with the terms of our 401(k) plan.

Treatment of Fractional Warrants

        No fractional warrants will be allocated. No cash in lieu of fractional warrants will be paid. Instead, the number of warrants allocated to a holder will be rounded to the nearest whole number after aggregating all warrants to which the holder is entitled. Accordingly, any holder of fewer than five shares or units will not be allocated any warrants.

Expiration Date

        The warrants will expire at 5:00 p.m., New York City time, on November 9, 2004, subject to extension in our sole discretion. See "—Extension, Cancellation and Amendment." We do not currently contemplate any extensions. If you do not exercise your warrants before the expiration date of this warrants offering, your unexercised warrants will be null and void and will have no value. We will not be obligated to honor any purported exercise of warrants received by the subscription agent after the expiration date of the offering, regardless of when the documents relating to that exercise were sent, except if you have timely transmitted the documents under the guaranteed delivery procedures described below. We may close and complete the warrants offering even if less than all of the shares that we are offering are actually purchased. See "Risk Factors—Risks Relating to the Warrants Offering—Because we may cancel the warrants offering or close and complete the warrants offering with less than full subscription, your participation in the offering is not assured."

Extension, Cancellation and Amendment

        We have the option of extending the period for exercising your warrants. Although we do not intend to do so at this time, in the event of a delay in the consummation of the merger or the Rouse stockholders meeting to approve the merger, we expect that we may extend this warrants offering. We can extend the expiration date of this warrants offering by giving oral or written notice to the subscription agent on or before the scheduled expiration date. We also reserve the right to cancel this offering at any time and for any reason, so your participation in the warrants offering is not assured. See "Risk Factors—Risks Relating to the Warrants Offering—Because we may cancel the warrants offering or close and complete the warrants offering with less than full subscription, your participation in the offering is not assured."

        In the event that this offering is cancelled, all funds received from subscriptions will be returned within approximately 15 days following the date of cancellation of the warrants offering. We will not pay interest on any returned funds. We will notify stockholders and unitholders if we extend or cancel this offering by issuing a press release announcing such extension or cancellation no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date of the offering or the date of cancellation, as the case may be, or after the announcement of cancellation, and filing that press release with the SEC as an exhibit to a Current Report on Form 8-K.

        We reserve the right, in our sole discretion, to amend the terms of this offering. If we make an amendment that we consider material, we will:

  •
  mail notice of the amendment to all stockholders and unitholders of record as of the record date;

  •
  extend the expiration date of the offering by at least ten days; and

  •
  offer all subscribers no fewer than ten days to revoke any subscription already submitted.

        The extension of the expiration date will not, in and of itself, be treated as a material amendment for these purposes.

Cancellation Rights

        Our board of directors may cancel this warrants offering, in whole or in part, in its sole discretion at any time prior to the time this warrants offering expires for any reason. If we cancel this warrants offering, any funds you paid to the subscription agent will be refunded as soon as practicable after cancellation, without interest or deduction.

        In addition to any other reason we may have to cancel this warrants offering, if the Rouse merger does not close we will cancel the warrants offering.

Method of Offering

        This warrants offering is being made directly by us. We will not pay any underwriting discounts or commissions, finder's fees or other remuneration in connection with the allocation of the warrants other than the fees and expenses paid to the subscription agent. We estimate that the expenses of this offering will total approximately $825,000.

Our Board of Directors Makes No Investment Recommendation

        Our board of directors has approved this offering but does not make any recommendation to you about whether you should exercise any of your warrants. In making the decision to exercise or not exercise your warrants, you must consider your own best interest. You should not view M.B. Capital Partners III's agreement to back-stop this warrants offering as a recommendation or other indication by M.B. Capital Partners III or our board of directors that the exercise of your subscription rights is in your best interest.

        If you choose not to exercise your warrants in full, your relative ownership interest in us will be diluted. If you exercise your warrants, you risk a loss on your investment because the trading price of our common stock may decline below the subscription price. We cannot assure you that the subscription price will remain below any trading price for our common stock or that its trading price will not decline to below the subscription price during or after this offering. For a summary of some of the risks a new investment would entail, see "Risk Factors" in this prospectus supplement.

Mailing of Subscription Certificates and Record Holders

        We are sending a subscription certificate to each record holder (other than those whose addresses are outside the United States and Canada or who have an APO or FPO address) of our common stock and common or convertible preferred units of limited partnership interest in GGP Limited Partnership, together with this prospectus supplement and related instructions to exercise the warrants. In order to exercise warrants, you must fill out and sign the subscription certificate and timely deliver it to the subscription agent, together with full payment for the shares to be purchased. Only the holders of record of our common stock and common or convertible preferred units of limited partnership interest in GGP Limited Partnership as of 5:00 p.m., New York City time, on the record date may exercise warrants.

        A depository bank, trust company or securities broker or dealer which is a record holder for more than one beneficial owner of shares may divide or consolidate subscription certificates to represent shares held as of the record date by their beneficial owners, upon providing the subscription agent with certain required information.

        If you own shares held in a brokerage, bank or other custodial or nominee account, in order to exercise your warrants you must promptly send the proper instruction form to the nominee holding your shares. Your broker, dealer, trustee, depository for securities, custodian bank or other nominee holding your shares is the record holder of your shares and will have to act on your behalf in order for you to exercise your warrants. We have asked brokers, dealers, trustees, depositories for securities, custodian banks and other nominee holders of our common stock to contact the beneficial owner(s) thereof and provide them with instructions concerning the warrants the beneficial owner(s) they represent are entitled to exercise.

        If you are a participant in our 401(k) plan, you will not receive a subscription certificate, but you will be notified on a form entitled "401(k) Plan Participant Election Form" of the number of warrants that have been allocated to you. Please refer to the information set out under "—Special Instructions for Participants in Our 401(k) Plan."

Warrant Holders Outside the United States and Canada and Certain Other Warrant Holders

        Subscription certificates will not be mailed to record date holders whose addresses are outside the United States and Canada or who have an APO or FPO address, but will be held by the subscription agent for such record date holders' account. To exercise their warrants, such persons must send a letter of instruction indicating the number of warrants to be exercised, together with payment of the subscription price for each share subscribed for, to the subscription agent. The subscription agent must receive the letter of instruction, together with payment of the subscription price, including final clearance of any checks, at or prior to 5:00 p.m., New York City time, on the expiration date of the offering. Such holders' warrants expire at the expiration date of the offering.

Instructions for Completing Your Subscription Certificate

        You should read and follow the instructions accompanying the subscription certificates carefully.

        You are responsible for the method of delivery of your subscription certificate(s) with your subscription price payment to the subscription agent. If you send your subscription certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time this warrants offering expires.

        You are required to use a certified or cashier's check, money order or wire transfer of funds to avoid missing the opportunity to exercise your warrants should you decide to exercise your warrants. The subscription agent will not accept uncertified personal checks.

        If you are a participant in our 401(k) plan, you will not receive a subscription certificate, but you will be notified on a 401(k) Plan Participant Election Form of the number of warrants that have been allocated to you. Please refer to the information set out under "—Special Instructions for Participants in Our 401(k) Plan."

Determination Regarding the Exercise of Your Warrants

        We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your warrants and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your warrants because of any defect or irregularity. We will not accept any exercise of warrants until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

        Neither we, the subscription agent nor our 401(k) plan trustee will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription certificates, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of warrants if your exercise is not in accordance with the terms of this warrants offering or in proper form. We also will not accept the exercise of your warrants if our issuance of shares of our common stock to you could be deemed unlawful under applicable law.

Right to Block Exercise Due to Regulatory Issues

        We reserve the right to refuse the exercise of warrants by any holder of warrants who would, in our opinion, be required to obtain prior clearance or approval from any state, U.S. federal or non-U.S. regulatory authority for the exercise of warrants or ownership of additional shares if, at the expiration date, this clearance or approval has not been obtained. We are not undertaking to advise you of any such required clearance or approval, nor to pay any expenses incurred in seeking such clearance or approval.

        We are not offering or selling, or soliciting any purchase of, shares in any state or other jurisdiction in which this offering is not permitted. We reserve the right to delay the commencement of this offering in certain states or other jurisdictions if necessary to comply with local laws. We may elect not to offer shares to residents of any state or other jurisdiction whose laws would require a change in this offering in order to carry out this offering in such state or jurisdiction.

Method of Subscription—Exercise of Warrants

        You may exercise your warrants by delivering the following to the subscription agent, at or prior to 5:00 p.m., New York City time, on November 9, 2004, the expiration date of this warrants offering:

  •
  Your properly completed and executed subscription certificate with any required signature guarantees or other supplemental documentation; and

  •
  Your full subscription price payment for each share subscribed for under your subscription privileges.

        If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, custodian bank or other nominee, you should instruct your broker, custodian bank or other nominee to exercise your warrants and deliver all documents and payment on your behalf prior to 5:00 p.m. New York City time on November 9, 2004, the expiration date of this warrants offering.

        Your warrants will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., New York City time, on November 9, 2004, the expiration date of this warrants offering.

        If you are a participant in our 401(k) plan, please refer to the information set out in "—Special Instructions for Participants in Our 401(k) Plan."

Method of Payment

        Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock for which you are subscribing, pursuant to your basic subscription privilege and, if applicable, your oversubscription privilege, by either:

  •
  certified check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent; or

  •
  wire transfer of immediately available funds, to the subscription account maintained by the subscription agent.

        If you are a participant in our 401(k) plan, please refer to the information set out in "—Special Instructions for Participants in Our 401(k) Plan."

Receipt of Payment

        Your payment will be considered received by the subscription agent only upon:

  •
  Receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

  •
  Receipt of collected funds in the subscription account designated above.

Delivery of Subscription Materials and Payments

        You should deliver your subscription certificate and payment of the subscription price or, if applicable, notices of guaranteed delivery, to the subscription agent by one of the methods described below:

By mail:

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
P.O. Box 3301
South Hackensack, NJ 07606
Attention: Reorganization Department

By overnight courier:

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
85 Challenger Road
Overpeck Centre
Ridgefield Park, NJ 07660
Attention: Reorganization Department

By hand:

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
120 Broadway, 13th Floor
New York, New York 10271
Attention: Reorganization Department

        You may call the subscription agent toll-free at (888) 867-6202.

        Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

Calculation of Warrants Exercised

        If you do not state the number of warrants being exercised, or do not forward full payment of the total subscription price payment for the number of warrants that you state are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of warrants that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your oversubscription privilege to purchase the maximum number of shares of our common stock with your over-payment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this warrants offering. If you are a participant in our 401(k) plan, all subscription payments received by the subscription agent from the trustee on your behalf and not applied to the purchase of shares of our common stock will be returned to your 401(k) plan account, without interest or deduction, where the funds will remain subject to your further investment directions in accordance with the terms of our 401(k) plan.

Issuance of Shares

        As soon as practicable after the completion of the offering, shares of common stock subscribed for and issued pursuant to exercise of the warrants will be delivered to subscribers. Such shares will be issued in the same form, certificated or book-entry, as the shares of common stock or units held by the subscriber exercising warrants for such shares. The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other warrant holders until we issue you with your shares of our common stock.

Medallion Guarantee May Be Required

        Your signature on each subscription certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S., subject to standards and procedures adopted by the subscription agent, unless:

  •
  Your subscription certificate provides that shares are to be delivered to you as record holder of those warrants; or

  •
  You are an eligible institution.

Notice to Beneficial Holders

        If you are a broker, a trustee or a depositary for securities who held shares of our common stock for the account of others on October 18, 2004, the record date, you should notify the respective beneficial owners of such shares of this warrants offering as soon as possible to find out their intentions with respect to exercising their warrants. You should obtain instructions from the beneficial owner with respect to their warrants, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of warrants to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the warrants offering record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" that we will provide to you with your warrants offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

        If you are a beneficial owner of shares of our common stock or will receive your warrants through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this warrants offering. If you wish to exercise your warrants, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your warrants, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form." You should receive this form from your broker, custodian bank or other nominee with the other warrants offering materials. If you wish to obtain a separate subscription certificate, you should contact the nominee as soon as possible and request that a separate subscription certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this warrants offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

        If you are a participant in our 401(k) plan, please refer to the information set out in "—Special Instructions for Participants in Our 401(k) Plan."

Special Instructions for Participants in Our 401(k) Plan

        Our common stock is one of the investments available under the General Growth Management Savings and Employee Stock Ownership Plan, which we refer to as our "401(k) plan." In accordance with this offer, warrants will be allocated to 401(k) plan participants who hold shares of common stock in our 401(k) plan on the record date. Participants will have the ability to direct Vanguard Fiduciary Trust Company, the trustee of our 401(k) plan, to exercise some or all of the warrants allocable to them. As of 5:00 p.m., New York City time, on October 18, 2004, our 401(k) plan was the record holder of approximately 1,739,928 shares of our common stock in the aggregate.

        If shares of our common stock are held by you in our 401(k) plan as of 5:00 p.m., New York City time, on the record date, you will be notified by Vanguard Fiduciary Trust, the plan trustee, of this warrants offering and the number of warrants that have been allocated to you. If you wish to exercise your warrants, in whole or in part, you will need to notify the trustee of our 401(k) plan of your decision and the trustee will act for you. To indicate your decision, you should complete and return to the trustee the form entitled "401(k) Plan Participant Election Form." You should receive this form with the other warrants offering materials. If you do not receive this form, you should contact the plan trustee if you believe you are entitled to participate in this warrants offering with respect to shares you hold under our 401(k) plan.

        The trustee must receive your completed 401(k) Plan Participant Election Form no later than 4:00 p.m., New York City time, on November 4, 2004, three business days prior to the expiration date of this warrants offering, so that the trustee can exercise the warrants on your behalf prior to the expiration date. In the event that we extend the expiration date of this offering, the trustee will need to receive your complete 401(k) Plan Participant Election Form no later than 4:00 p.m., New York City time, three business days prior to the new expiration date.

        If you elect to exercise some or all of your warrants, you must ensure that the total dollar amount required for such exercise is maintained in your 401(k) plan account, excluding the Company stock fund and any brokerage option, at or prior to 4:00 p.m., New York City time, three business days before the expiration date of the offering in order to satisfy the subscription price payable by you upon exercise of your warrants. The subscription price will be paid proportionately from your investment options in our 401(k) plan, excluding the Company stock fund and any brokerage option. The trustee, to exercise warrants on your behalf in the offering, will sell plan assets from your 401(k) plan account, excluding the Company stock fund and any brokerage option, two business days before the expiration date in order to pay the subscription pay. DO NOT SEND YOUR SUBSCRIPTION PRICE PAYMENT TO US OR THE SUBSCRIPTION AGENT. To the extent you do not already have sufficient assets to exercise the warrants, you may liquidate a portion of your brokerage option and transfer such amount into another investment option, other than your brokerage option or Company stock fund, by 4:00 p.m., New York City time, on November 4, 2004, to ensure sufficient assets to exercise the warrants in accordance with your election. If funds in your 401(k) plan account are insufficient to exercise all of your warrants in accordance with your election, the warrants will be exercised to the maximum extent possible with the amount you have invested in your 401(k) plan account, excluding the Company stock fund and any brokerage option.

        Any shares of our common stock purchased upon exercise of the warrants you hold under our 401(k) plan will be allocated to the Company stock fund established under our 401(k) plan (which is the fund that holds newly-acquired shares of our common stock), where they will remain subject to your further investment directions in accordance with the terms of our 401(k) plan. Note that any shares purchased on your behalf will be allocated to you as soon as practicable after the expiration date of the warrants offering.

        Once you send to the trustee the form entitled "401(k) Plan Participant Election Form," you may not revoke your instructions. If you elect to exercise your warrants, you should be aware that the market value of our common stock may go up or down during the period after you submit your 401(k) Plan Participant Election Form to the trustee and before the time that common stock is purchased under the warrants offering and allocated to your account under our 401(k) plan. See "Risk Factors—Risks Relating to the Warrants Offering—Once you exercise your warrants, you may not revoke your exercise." However, notwithstanding instructions from participants of our 401(k) plan to exercise their warrants, the trustee will not exercise the warrants if, on the day of exercise by the trustee, the per share public trading price of our common stock is less than the per share subscription price.

        Neither we, the subscription agent nor the plan trustee will be under any duty to notify you of any defect or irregularity in connection with your submission of the 401(k) Plan Participant Election Form, and we will not be liable for failure to notify you of any defect or irregularity with respect to the completion of such form. The trustee reserves the right to reject your exercise of warrants if your exercise is not in accordance with the terms of this warrants offering or in proper form. We also will not accept the exercise of your warrants if the issuance of shares of our common stock to you could be deemed unlawful under applicable law.

        The 401(k) Plan Participant Election Form must be received by Vanguard Fiduciary Trust Company, the trustee of our 401(k) plan, at the address set forth below:

By Mail:
Tabulator
P.O. Box 9142
Hingham, MA 02043

By Hand Delivery or Overnight Courier:
Tabulator
60 Research Rd
Hingham, MA 02043

By Fax:
1-877-226-7171

Guaranteed Delivery Procedures

        If you wish to exercise your warrants but do not have sufficient time to deliver the subscription certificate evidencing your warrants to the subscription agent on or before the time this warrants offering expires, you may exercise your warrants by using the following guaranteed delivery procedures:

  •
  Deliver to the subscription agent on or prior to the warrants offering expiration date your subscription price payment in full for each share you subscribed for under your subscription privileges in the manner set forth above in "—Method of Payment;"

  •
  Deliver to the subscription agent on or prior to the expiration date the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with the "Instructions for Use of General Growth Properties, Inc. Common Stock Subscription Certificates" distributed with your subscription certificates; and

  •
  Deliver the properly completed subscription certificate evidencing your warrants being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent within three business days following the date of your Notice of Guaranteed Delivery.

        Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions for Use of General Growth Properties, Inc. Common Stock Subscription Certificates, which will be distributed to you with your subscription certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or another eligible guarantee institution that is a member of, or participant in, a signature guarantee program acceptable to the subscription agent.

        In your Notice of Guaranteed Delivery, you must state:

  •
  Your name;

  •
  The number of warrants represented by your subscription certificates, the number of shares of our common stock for which you are subscribing under your basic subscription privilege and the number of shares of our common stock for which you are subscribing under your oversubscription privilege, if any; and

  •
  Your guarantee that you will deliver to the subscription agent the properly completed subscription certificate evidencing the warrants you are exercising within three business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

        You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your subscription certificate at the address set forth above under "—Delivery of Subscription Materials and Payments." You may alternatively transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission (Telecopy No.: (201) 296-4293). To confirm facsimile deliveries, you may call (201) 296-4860.

        The subscription agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call (888) 867-6202 to request any copies of the form of Notice of Guaranteed Delivery. Banks and brokerage firms should call at (201) 373-5156 to request any copies of the form of Notice of Guaranteed Delivery.

Procedures for DTC Participants

        We expect that the exercise of your basic subscription privilege and your oversubscription privilege may be made through the facilities of The Depository Trust Company. If your warrants are held of record through DTC, you may exercise your basic subscription privilege and your oversubscription privilege by instructing DTC to transfer your warrants from your account to the account of the subscription agent, together with certification as to the aggregate number of warrants you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your oversubscription privilege, if any, and your subscription price payment for each share of our common stock that you subscribed for pursuant to your basic subscription privilege and your oversubscription privilege.

Commissions, Fees

        No commissions or fees will be charged in the exercise of warrants by our 401(k) plan to purchase the common stock. Accordingly, no commissions or fees will be charged to your account under our 401(k) plan. If any administrative fees are charged, we will pay those fees.

Questions About Exercising Warrants

        If you have any questions or require assistance regarding the method of exercising your warrants or requests for additional copies of this prospectus supplement, the Instructions for Use of General Growth Properties, Inc. Common Stock Subscription Certificates or the Notice of Guaranteed Delivery, you should contact the subscription agent at the address and telephone number set forth above under "Prospectus Supplement Summary—Questions and Answers About This Warrants Offering" included elsewhere in this prospectus supplement.

Subscription Agent

        We have appointed Mellon Bank, N.A. to act as subscription agent for this warrants offering. We will pay all fees and expenses of the subscription agent related to this warrants offering and have also agreed to indemnify the subscription agent from liabilities that it may incur in connection with this warrants offering.

No Revocation

        Once you send in your subscription certificate and payment (or, in the case of a 401(k) plan participant, once you send to the trustee the form entitled "401(k) Plan Participant Election Form"), you cannot revoke the exercise of your warrants unless we have informed you of a material amendment to the terms of the offering. Warrants not exercised prior to the expiration date of this warrants offering will expire and will have no value.

Transferability of Warrants

        Except in the limited circumstances described below, the warrants are not transferable and may be exercised only by the persons to whom they are issued. Any attempt to transfer warrants, other than in the limited circumstances contemplated, will render them null and void. The subsequent transfer after the record date of shares of common stock for which the warrants were granted will not have any effect on the selling holder's subscription privilege in respect of any such warrants.

        Notwithstanding the foregoing, your warrants may be transferred by operation of law; for example, a transfer of warrants to the estate of the recipient upon the death of the recipient would be permitted. If the warrants are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date of the warrants offering.

Effect of Warrants Offering on Outstanding Convertible Securities

        The warrants offering will not affect the conversion price of our outstanding convertible securities.

Effect of Warrants Offering on Company Stock Plans

        None of the Company stock plans have antidilution or other provisions of adjustment that will be triggered by this warrants offering.

Outstanding Stock and Units

        As of October 18, 2004, there were 218,685,970 shares of common stock outstanding, the holders of all of which are being offered warrants as described in this prospectus supplement. As of October 18, 2004, there were approximately 55.5 million common units of limited partnership interest in GGP Limited Partnership outstanding and convertible preferred units of limited partnership interest in GGP Limited Partnership outstanding which are convertible into approximately 7.3 million common units, the holders of all of which are being offered warrants as described in this prospectus supplement. Holders of options to purchase shares of common stock are not being granted warrants to purchase common stock. Based on the number of shares and common units (assuming conversion of the preferred units into common units, in accordance with the terms of the preferred units) outstanding as of October 18, 2004, and assuming full subscription of the warrants offering, a total of 28,400,000 additional shares of common stock will be issued, and there will be 247,085,970 shares of common stock outstanding after the warrants offering (assuming full subscription of the warrants offering and giving effect to estimated rounding of fractional warrants).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the federal income tax considerations anticipated to be material to prospective holders of GGP common stock. This summary is based upon interpretations of the Internal Revenue Code of 1986, as amended, existing, temporary and currently proposed regulations promulgated under the Code, judicial decisions and administrative rulings as of the date of this prospectus supplement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all federal tax considerations, or any state, local or foreign tax consequences. Your tax treatment may differ depending upon your particular situation. Also, the discussion does not address various tax rules that may apply to stockholders subject to special treatment under the Code, such as foreign persons, traders and dealers in securities, tax-exempt entities, insurance companies and other financial institutions, persons that hold the common stock as part of a straddle, hedge or conversion transaction, or holders subject to the alternative minimum tax, except to the extent discussed below under "—Taxation of Tax-Exempt U.S. Stockholders" and "—Taxation of Non-U.S. Stockholders" in this section. In addition, this discussion is limited to persons who hold the common stock as a capital asset within the meaning of Section 1221 of the Code.

        You should consult with your own legal and tax advisors regarding the tax consequences arising from the receipt, holding or disposition of GGP common stock and the receipt or exercise of warrants in this warrants offering.

Taxation of GGP

  General

        This section is a summary of certain federal income tax matters of general application pertaining to REITs and their stockholders under the Code. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. This summary is qualified in its entirety by the applicable Code provisions, regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

        In the opinion of Neal, Gerber & Eisenberg LLP, our tax counsel, beginning with GGP's taxable year ended December 31, 1993, GGP has been organized and operated in conformity with the requirements for qualification as a REIT under the Code. GGP intends to continue to operate in a manner that will enable it to continue to so qualify. No assurance can be given, however, that GGP has so qualified or will continue to so qualify. GGP's ability to qualify as a REIT under the requirements of the Code and the regulations promulgated thereunder is dependent upon its ability to meet on a continuing basis, through actual annual operating results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels and its diversity of stock ownership.

        If GGP qualifies as a REIT, GGP generally will not be subject to federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, notwithstanding GGP's qualification as a REIT, GGP will be subject to federal income tax as follows:

  •
  GGP will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  GGP may, under certain circumstances, be subject to the "alternative minimum tax" on its items of tax preference.

  •
  If GGP has net income from prohibited transactions, such income will be subject to a 100% tax. In general, prohibited transactions are certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

  •
  If GGP has (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business, or (b) other nonqualifying income from foreclosure property, GGP will be subject to tax at the highest corporate rate on this income. Foreclosure property generally consists of property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

  •
  If GGP should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, GGP will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of (1) the excess of 75% of its gross income over the amount of such income attributable to sources which qualify under the 75% gross income test (as discussed below) and (2) the excess of 90% of its gross income over the amount of such income attributable to sources which qualify under the 95% gross income test (discussed below), multiplied by (b) a fraction intended to reflect its profitability. The reference to "90%" in the preceding sentence will be changed to "95%" under the recently enacted American Jobs Creation Act of 2004, referred to in this prospectus supplement as the "AJCA", effective for GGP's taxable years beginning after 2004.

  •
  If GGP should fail to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year (other than certain long-term capital gains that GGP elects to retain and pay the tax thereon), and (c) any undistributed taxable income from prior periods, GGP would be subjected to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

  •
  A 100% excise tax may be imposed on some items of income or expense that are directly or constructively paid between a taxable REIT subsidiary (as described below) and a REIT if and to the extent that the Internal Revenue Service successfully adjusts the reported amounts of these items.

  •
  If GGP acquires assets from a subchapter C corporation in a "conversion transaction" GGP generally would be subject to tax at the highest regular corporate tax rate on any "built-in gain" it recognizes on the disposition of any such converted property during the ten-year period beginning on the day on which GGP acquires such property." A conversion transaction is a transaction in which the adjusted tax basis of the assets in GGP's hands is determined by reference to the adjusted tax basis of such assets in the hands of the subchapter C corporation. Similarly, if GGP acquires the stock of a subchapter C corporation for which a REIT election is made, referred to as a "New REIT" in this Prospectus Supplement, such New REIT generally would be subject to tax at the highest regular corporate tax rate on any "built-in gain" it recognizes on the disposition during the ten-year period beginning on the first day of the New REIT's first taxable year as a REIT of any of the assets it owned at the beginning of such period. Built-in gain generally is the amount by which an asset's fair market value exceeds its adjusted basis and is determined as of (1) the acquisition date, in the case of GGP's acquisition of subchapter C corporation assets or (2) as of the beginning of the ten-year recognition period, in the case of GGP's acquisition of the stock of a subchapter C corporation for which a REIT election is made. In lieu of the treatment described above, the transferring or electing subchapter C corporation may elect to recognize, as of the date of transfer or election, any net built-in gain that would have been realized if the subchapter C corporation had sold such assets to an unrelated party at fair market value. In connection with Rouse's election to be taxed as a REIT beginning on January 1, 1998, Rouse made an election to be subject to the built-in gain rules with respect to assets held as of the date of its REIT election that are disposed of within ten years of the effective date of its election. This election will subject Rouse (and GGP, as its successor) to a corporate tax upon the taxable disposition prior to January 1, 2008 of any asset owned by Rouse on January 1, 1998, to the extent of the built-in gain of such asset as of January 1, 1998.

        Furthermore, notwithstanding GGP's status as a REIT, GGP may have to pay certain state and local income taxes because not all states and localities treat REITs the same as they are treated for federal income tax purposes. GGP could also be subject to foreign taxes on investments and activities in foreign jurisdictions. In addition, certain of GGP's subsidiaries are subchapter C corporations, the earnings of which are subject to federal corporate income tax. Finally, GGP could also be subject to tax in certain situations and on certain transactions not presently contemplated.

Requirements for Qualification as a REIT

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  which would be taxable as a domestic corporation, but for the provisions of Sections 856 through 859 of the Code;

  (4)
  which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities); and

  (7)
  which meets certain other requirements described below including tests with respect to the nature of its income and assets and the amount of its distributions.

        The Code provides that the first four conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of the sixth condition, certain tax-exempt entities (but generally excluding trusts described in Section 401(a) and exempt under Section 501(a) of the Code) are treated as individuals.

        We believe that GGP has been organized and operated in a manner so as to satisfy each of the above conditions. In addition, with regard to the fifth and sixth conditions described above, GGP's certificate of incorporation provides certain restrictions regarding transfers of its shares, which provisions are intended to assist it in satisfying these share ownership requirements. These restrictions, however, may not ensure that GGP will, in all cases, be able to satisfy these share ownership requirements. If GGP fails to satisfy these share ownership requirements or otherwise fails to meet the conditions described above, it will fail to qualify as a REIT. See our discussion under "—Failure to Qualify as a REIT" for a discussion of the implications of such failure to qualify as a REIT. However, if GGP complies with certain rules contained in applicable Treasury Regulations that require GGP to ascertain the actual ownership of its shares, and GGP does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in the sixth condition described above, GGP will be treated as having met this requirement.

        To monitor compliance with the share ownership requirements, GGP is required to maintain records regarding the actual ownership of its shares. To do so, GGP must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the persons required to include in gross income the REIT dividend. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

        In addition, GGP must use a calendar year for federal income tax purposes, satisfy all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status, and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder. GGP has had and will continue to have a calendar year, and believes that it has satisfied and will continue to satisfy the relevant filing, administrative, recordkeeping, and other requirements established by the Internal Revenue Service, the Code, and regulations promulgated thereunder that must be met to elect and maintain REIT status.

  Gross Income Tests

        In order to maintain qualification as a REIT, GGP must satisfy two gross income requirements on an annual basis. First, at least 75% of GGP's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," dividends from other REITs and, in certain circumstances, interest, or from certain types of temporary investments. Second, at least 95% of GGP's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

        Rents that GGP receives will qualify as "rents from real property" in satisfying the gross income requirements described above, only if certain conditions, including the following, are met. First, the amount of rent generally must not depend in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from qualifying as "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, except for certain rents received from a taxable REIT subsidiary, rents received from a tenant will not qualify as "rents from real property" if the REIT (or an actual or constructive owner of 10% or more of the REIT) actually or constructively owns 10% or more of the tenant. Amounts received from the rental of up to 10% of a property to a taxable REIT subsidiary will qualify as "rents from real property" so long as at least 90% of the leased space of the property is rented to third parties and the rents received are substantially comparable to rents received from other tenants of the property for comparable space. Third parties for this purpose means persons other than taxable REIT subsidiaries or related parties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."

        In addition, for rents received to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from which the REIT derives no revenue or through a taxable REIT subsidiary. A REIT is permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Moreover, a REIT may provide non-customary services to tenants of, or operate or manage, a property without disqualifying all of the rent from the property if the payment for such services or operation or management of the property does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services or operation or management is deemed to be at least 150% of the direct cost of providing the services or providing the operation or management.

        Although the operating partnership and other affiliates of GGP may perform development, construction and leasing services for, and may operate and manage, certain properties directly without using an "independent contractor," we believe that, in almost all instances, the only services to be provided to lessees of these properties will be those usually or customarily rendered in connection with the rental of space for occupancy only. To the extent any noncustomary services or operation or management are provided, such services, operation or management will generally (although not necessarily in all cases) be performed by a taxable REIT subsidiary. In any event, we intend that the amounts received by GGP for noncustomary services or operation or management that may constitute "impermissible tenant service income" from any one property will not exceed 1% of the total amount collected from such property during the taxable year.

        GGP's share of any dividends received from its corporate subsidiaries and from other corporations in which GGP owns an interest, will generally qualify under the 95% gross income test but not under the 75% gross income test. GGP does not anticipate that it will receive sufficient dividends to cause it to exceed the limit on nonqualifying income under the 75% gross income test.

        If the Internal Revenue Service successfully asserts that any amount of interest, rent, or other deduction of a taxable REIT subsidiary for amounts paid to GGP exceeds amounts determined at arm's length, the Internal Revenue Service's adjustment of such an item could trigger a 100% excise tax which would be imposed on the portion that is excessive.

        Taking into account GGP's actual and anticipated sources of nonqualifying income, we believe that GGP's aggregate gross income from all sources has satisfied and will continue to satisfy the income tests applicable to GGP. However, GGP may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of its income. If GGP fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, GGP may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if GGP's failure to meet such tests was due to reasonable cause and not due to willful neglect, GGP attached a schedule of the sources of its income to its tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances GGP would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving GGP, GGP will not qualify as a REIT. See "—Failure to Qualify as a REIT" in this section for a discussion of the implications of such failure to qualify as a REIT. As discussed above in "—Taxation of GGP—General" in this section, even where these relief provisions apply, GGP would be subject to a penalty tax based upon the amount of its non-qualifying income.

  Asset Tests

        At the close of each quarter of its taxable year, GGP must meet certain tests relating to the nature and diversification of its assets. First, at least 75% of the value of GGP's total assets at the end of each calendar quarter must consist of real estate assets, cash or government securities. In addition, at the close of each calendar quarter, GGP generally must satisfy the following requirements:

  (1)
  not more than 25% of the value of its total assets may be represented by securities (other than government securities or other assets that qualify for the 75% test described in the preceding sentence);

  (2)
  not more than 20% of the value of its total assets may be represented by securities of one or more "taxable REIT subsidiaries"; and

  (3)
  except with respect to any "taxable REIT subsidiary" and securities that qualify for the 75% test described in the preceding sentence, (a) not more than 5% of the value of GGP's total assets (the "5% value test") may be represented by the securities of any one issuer, (b) GGP may not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer (the "10% voting test"), and (c) GGP may not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer (the "10% value test"), other than certain "straight debt securities" and certain other obligations that are exempt from the 10% value test (the "straight debt safe harbor"), as described in more detail below.

        The straight debt safe harbor, as revised by the recently enacted AJCA, provides that the following would not be considered securities held by the REIT for purposes of the 10% value test: (a) certain "straight debt securities" of an issuer, (b) any loan to an individual or an estate, (c) certain Code Section 467 rental agreements, (d) any obligation to pay rents from real property, (e) any security issued by a State or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under such security does not depend in whole or in part on the profits of a non-governmental entity or payments on any obligation issued by a non-governmental entity, (f) any security issued by a REIT, or (g) any other arrangement as determined by the Internal Revenue Service. The AJCA straight debt safe harbor is effective for taxable years beginning after December 31, 2000.

        In addition, the AJCA provides "look-through" rules determining a REIT's share of securities issued by a partnership in which the REIT is a partner for the purposes of the 10% value test. For purposes of this test, a REIT's partnership interest is not a security and a REIT is deemed to own its proportionate share of each asset of the partnership. The REIT's interest in the partnership assets is the REIT's proportionate share of any securities issued by the partnership but not including securities included under the straight debt safe harbor. In addition, debt instruments issued by the partnership not qualifying for any of the safe harbors are not considered securities (a) to the extent of the REIT's interest in the partnership or (b) if at least 75% of the partnership's gross income (excluding gross income from prohibited transactions) is derived from sources that would be qualifying income under the REIT 75% gross income test.

        A security will constitute a "straight debt security" under the AJCA if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money (1) which is not convertible, directly or indirectly, into stock and (2) the interest rate and the interest payment dates of which are not contingent on the profits, the borrower's discretion or similar factors. For the purpose of qualifying as a "straight debt security", the AJCA permits certain contingencies for the purpose of qualifying as a straight debt security. The first type of contingency that is permitted is one involving the time of payment of principal or interest that (a) does not have the effect of changing the effective yield to maturity as determined under the original issue discount rules of the Code, other than a change in the annual yield to maturity that does not exceed the greater of 1/4 of one percent or five percent of the annual yield to maturity, or (b) neither the aggregate issue price nor aggregate face amount of the debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, payments will not fail the contingency test because the time or amount of payment is subject to a contingency on a default or because of a prepayment right of the issuer of the debt, if the contingency is consistent with customary commercial practices. Securities issued by corporate or partnership issuers will not qualify as straight debt securities if the REIT holding the debt and any of its "taxable REIT subsidiaries" holds any securities of the issuer that would not otherwise qualify for the straight debt safe harbor and have an aggregate value of more than 1% of the issuer's outstanding securities. Under the AJCA, these rules are also effective for taxable years beginning after December 31, 2000.

        After initially meeting the asset tests after the close of any calendar quarter, GGP will not lose its status as a REIT if it fails to satisfy the asset tests at the end of a later calendar quarter solely by reason of changes in the relative values of its assets. If a failure to satisfy the asset tests results wholly or partly from the acquisition of securities or other property during a calendar quarter, the failure can be cured by a disposition of sufficient non-qualifying assets within 30 days after the close of that calendar quarter. GGP intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any calendar quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure, however, that these steps always will be successful. Except as discussed below, if GGP were to fail to cure any such noncompliance with the asset tests within this 30-day period, it would fail to qualify as a REIT. See "—Failure to Qualify as a REIT" for a discussion of the implications of such failure to qualify as a REIT.

        Under new provisions contained in the AJCA, GGP would not lose its REIT status for failing the 5% or 10% value tests or the 10% voting test in a quarter if the failure is due to ownership of assets the total amount which does not exceed the lesser of: (1) 1% of the total value of the GGP's assets at the end of the quarter, or (2) $10,000,000. In the event GGP meets either of these de minimis tests, GGP must either dispose of the assets within 6 months after the last day of the quarter in which GGP identifies the failure (or a different time period if prescribed by the Internal Revenue Service) or satisfy the 5% and 10% value tests and 10% voting test within 6 months after the last day of the quarter in which GGP identifies the failure. If GGP fails to satisfy any of the asset tests and the de minimis exception described above does not apply, GGP may nevertheless satisfy these tests if: (1) GGP files a schedule with the Internal Revenue Service with a description of each asset that causes GGP to fail to meet such test at the close of such quarter of any taxable year, (2) the failure to satisfy the asset tests was due to reasonable cause and not willful neglect, (3) GGP elects to pay an excise tax on the failure, (4) (a) GGP disposes of the assets set forth in the schedule within 6 months of the last day of the quarter in which GGP identified its failure to satisfy the asset tests (or such other time prescribed by the Internal Revenue Service), or (b) the tests are met within 6 months after the last day of the quarter in which GGP identified its failure to satisfy the tests. These AJCA provisions will apply to GGP's taxable years beginning after 2004.

        Except where an exception to the asset tests is expected to apply, GGP believes that (1) commencing with its taxable year ended December 31, 1993, GGP has satisfied the asset tests in effect with respect to its qualification as a REIT, and (2) as of the time of this prospectus supplement:

  •
  at least 75% of the value of GGP's total assets consists of real estate assets, cash or government securities;

  •
  the aggregate value of securities held by GGP (exclusive of securities counted for purposes of the 75% asset test) does not exceed 25% of the total value of GGP's assets;

  •
  the aggregate value of the securities of GGP's taxable REIT subsidiaries does not exceed 20% of the total value of its assets;

  •
  the aggregate value of securities of any one issuer held by GGP, exclusive of securities counted for purposes of the 75% asset test and interests in taxable REIT subsidiaries, does not exceed 5% of the total value of GGP's assets; and

  •
  GGP complied with the 10% voting securities limitation and 10% value limitation with respect to securities held by GGP, exclusive of securities counted for purposes of the 75% asset test and interests in taxable REIT subsidiaries, and taking into account the "straight debt" exceptions with respect to certain issuers.

        With respect to GGP's compliance with each of these asset tests, however, GGP cannot provide any assurance that the Internal Revenue Service might not disagree with its determinations, or that the

Internal Revenue Service will be unsuccessful if it contends that GGP has violated one of the asset tests described above. If the Internal Revenue Service could successfully assert that GGP had failed to comply with the applicable asset tests, GGP would fail to qualify as a REIT. See "—Failure to Qualify as a REIT."

  Application of the Asset and Gross Income Tests to Partnerships, Qualified REIT Subsidiaries, and Taxable REIT Subsidiaries

        In the case of a REIT which is a partner in a partnership, such as GGP, regulations provide that a REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn the income of the partnership attributable to such share. For purposes of satisfying the asset and income tests described above, the character of the gross income and assets in the hands of the partnership remains the same when allocated to a REIT. Accordingly, GGP's proportionate share of the assets and items of income of the operating partnership will be treated as assets and items of income of GGP for purposes of its qualification as a REIT, and are so treated for purposes of the description in this prospectus supplement.

        Similarly, for purposes of the asset and income tests, a REIT is deemed to directly own the income and assets of any "qualified REIT subsidiary." A qualified REIT subsidiary is any corporation, 100% of whose stock is held by GGP and which has not elected to be treated as a "taxable REIT subsidiary." Because a REIT is deemed to directly own the income and assets of any "qualified REIT subsidiary," references herein to GGP's income and assets include the income and assets of each qualified REIT subsidiary owned by GGP.

        The Code provides that for taxable years beginning after December 31, 2000, REITs may own up to 100% of the voting power and value of securities in taxable REIT subsidiaries. A corporation is treated as a taxable REIT subsidiary if a REIT owns stock in the corporation and the REIT and the corporation jointly elect such treatment and certain other conditions are met. In the event such an election is made, any corporation (other than a REIT or a qualified REIT subsidiary) of which the taxable REIT subsidiary owns directly or indirectly more than 35% of the total voting power or value of the outstanding securities is also treated as a taxable REIT subsidiary.

        Although the activities and income of taxable REIT subsidiaries are subject to corporate-level tax, taxable REIT subsidiaries are permitted to engage in activities that the REIT could not engage in itself. Additionally, under certain limited conditions, income received by a REIT from a taxable REIT subsidiary may qualify as rent. As discussed more fully under "—Requirements for Qualification as a REIT—Asset Tests" above, not more than 20% of the fair market value of a REIT's assets can consist of securities of taxable REIT subsidiaries, and stock of a taxable REIT subsidiary is not a qualified asset for purposes of the 75% asset test.

        The amount of interest that a taxable REIT subsidiary may deduct on related party debt is limited. In general, a taxable REIT subsidiary may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the taxable REIT subsidiary's adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). Further, a 100% excise tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is set above a commercially reasonable level.

        The Code allows the Internal Revenue Service to reallocate costs between a REIT and its taxable REIT subsidiary. Any amount by which a REIT understates its deductions and overstates those of its taxable REIT subsidiary will, subject to certain exceptions, be subject to a 100% excise tax.

  Distribution Requirements

        In order to qualify as a REIT, GGP must distribute to its stockholders dividends (other than capital gains dividends) that qualify for the dividends paid deduction in an amount at least equal to (1) the sum of (a) 90% of its REIT taxable income (as computed without regard to net capital gains or the dividends-paid deduction) and (b) 90% of its net income from foreclosure property, minus (2) the sum of certain non-cash items, for each taxable year.

        Such dividend distributions generally must be made in the taxable year to which they relate, or in the following taxable year if declared before GGP timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that GGP distributes less than 100% of its "REIT taxable income," as adjusted (but satisfies the minimum distribution requirements), it will be subject to tax on such income at ordinary corporate tax rates. In any year, GGP may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In such a case, GGP's stockholders would include their share of such undistributed long-term capital gains in income and receive a credit for their share of the tax paid by GGP. GGP's stockholders would then increase the adjusted basis of their GGP shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

        GGP believes that it has made, and intends to make, timely distributions sufficient to satisfy the foregoing annual distribution requirement. It is possible, however, that GGP, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (a) the actual receipt of cash (including receipt of distributions from the operating partnership), and (b) the inclusion of certain items in income by GGP for federal income tax purposes. In the event that such timing differences occur, in order to meet the 90% distribution requirement, GGP may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property.

        Under certain circumstances, GGP can rectify a failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in GGP's deduction for dividends paid for the earlier year. Thus, GGP may be able to avoid being taxed on amounts distributed as deficiency dividends; however, GGP will be required to pay interest based on the amount of any deduction taken for deficiency dividends. Under the recently enacted AJCA, GGP would be able to unilaterally elect to pay a deficiency dividend with respect to taxable years of GGP beginning after 2004.

        In addition, if GGP should fail to distribute during each calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of:

  (1)
  85% of its REIT ordinary income for such year;

  (2)
  95% of its REIT capital gain net income for such year (excluding retained long-term capital gains); and

  (3)
  any undistributed taxable income from prior periods, GGP would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

GGP believes that it has made, and GGP intends to make, timely distributions sufficient to satisfy this annual distribution requirement.

Prohibited Transactions

        As discussed above in "—Taxation of GGP—General," any gain realized by GGP on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including GGP's share of any such gain realized by the operating partnership, either directly or through its partnership or disregarded entity subsidiaries, generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with the operating partnership's investment objectives. However, the Internal Revenue Service may successfully contend that some or all of the sales made by the operating partnership or its subsidiaries are prohibited transactions. GGP would be subject to the 100% penalty tax on its allocable share of the gains resulting from any such sales.

Failure to Qualify as a REIT

        Failure of GGP to qualify during any taxable year as a REIT could, unless certain relief provisions were available, have a material adverse effect upon investors. If disqualified for taxation as a REIT for a taxable year, GGP would also be disqualified for taxation as a REIT for the next four taxable years, unless the failure was due to reasonable cause rather than willful neglect and certain other conditions were met. Under the recently enacted AJCA, if GGP does not comply with one or more of the provisions of sections 856 to 859 of the Code (other than the 75% and 95% gross income tests and the asset tests) GGP can avoid termination if its noncompliance was due to reasonable cause and not due to willful neglect and GGP pays $50,000 for each failure to satisfy such provisions. This relief provision is effective for GGP's taxable years beginning after 2004. If disqualified for taxation as a REIT for a taxable year, GGP would be subject to federal income tax at corporate rates on all of its taxable income and would not be able to deduct dividends paid, which could result in a discontinuation of or substantial reduction in distributions paid to stockholders. Dividends would also be subject to the regular tax rules applicable to dividends received by stockholders of corporations. Should the failure to qualify be determined to have occurred retroactively in an earlier tax year of GGP, the imposition of a substantial federal income tax liability on GGP attributable to nonqualifying tax years may adversely affect GGP's ability to make distributions to its stockholders.

Tax Aspects of GGP's Investment In Its Operating Partnership

        Substantially all of GGP's investments are held through its operating partnership. In turn, the operating partnership holds a substantial portion of its real estate properties through subsidiary partnerships, including limited liability companies that GGP treats as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners generally are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. As discussed above, GGP will include in its income its share of the foregoing items of its operating partnership and the subsidiary partnerships for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, GGP will include its proportionate share of assets held by its operating partnership and the subsidiary partnerships. See "—Requirements for Qualification as a REIT—Application of the Asset and Gross Income Tests to Partnerships, Qualified REIT Subsidiaries, and Taxable REIT Subsidiaries."

  Entity Classification

        GGP's interests in its operating partnership and the subsidiary partnerships involve special tax considerations, including the possibility of a challenge by the Internal Revenue Service with respect to the status of the operating partnership or a subsidiary partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If GGP's operating partnership or a subsidiary partnership were treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of GGP's assets and items of gross income would change and preclude it from satisfying the asset tests and possibly the income tests. See "—Requirements for Qualification as a REIT—Asset Tests" and "—Requirements for Qualification as a REIT—Gross Income Tests" for a description of the requirements for each test. This, in turn, would prevent GGP from qualifying as a REIT. See "—Failure to Qualify as a REIT" for a discussion of the effect of GGP's failure to meet these tests for a taxable year. In addition, a change in GGP's operating partnership's or a subsidiary partnership's status for tax purposes might be treated as a taxable event. If so, GGP might incur a tax liability without receiving any related cash distributions.

        The continued classification of GGP's operating partnership and each subsidiary partnership as a partnership for federal income tax purposes will depend upon the operating partnership and each such subsidiary partnership not being classified as a "publicly traded partnership", referred to in this prospectus supplement as "PTP," taxable as a corporation within the meaning of Section 7704 of the Code. Under Section 7704 of the Code, a partnership is classified as a PTP if interests in the partnership are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. If so classified, the PTP is taxable as a corporation unless it qualifies for a special "90% qualifying income exception" under Section 7704(c) of the Code. Under that exception, a PTP is not subject to corporate-level tax if 90% or more of its gross income consists of dividends, interest, "rents from real property" (as that term is defined for purposes of the REIT rules, with certain modifications), gain from the sale or other disposition of real property, and certain other types of qualifying income.

        If a PTP fails to meet the 90% qualifying income exception for a taxable year, and (1) the Internal Revenue Service determines that the failure was inadvertent, (2) the partnership takes steps to once again comply with the 90% qualifying income exception, and (3) the partnership makes such adjustments (including with respect to the partners) or payments as may be required by the Internal Revenue Service, then the partnership will be treated as continuing to satisfy the 90% qualifying income exception.

        There is a risk that the ability of the holders of units in the operating partnership and/or certain of its subsidiary partnerships to exchange their units in such partnerships for GGP shares could cause the interests in the operating partnership and/or such subsidiary partnerships to be viewed as readily tradable on a secondary market or the substantial equivalent thereof. In that event, unless certain safe harbor provisions of the applicable regulations continue to be available and are satisfied, the operating partnership and/or certain of its subsidiary partnerships would be classified as a PTP. However, any such entity that became classified as a PTP would not be subject to corporate-level tax provided it met the 90% qualifying income exception. In this regard, the tax rules that define the 90% qualifying income exception are very similar to those that define the 95% qualifying gross income test with which REITs, such as GGP, must comply. We believe that the proposed method of operations of the operating partnership and its subsidiary partnerships would permit them to meet the 90% qualifying income test. However, there can be no assurance that the operating partnership and/or its subsidiary partnerships will be able to avoid classification as a PTP that is taxable as a corporation in subsequent taxable years.

  Tax Allocations with Respect to the Properties

        As discussed above, a partnership is not a taxable entity for federal income tax purposes. Rather, a partner is required to take into account its allocable share of a partnership's income, gains, losses, deductions and credits for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any distributions from the partnership. Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for federal income tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the regulations promulgated thereunder as to substantial economic effect.

        If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of the operating partnership and subsidiary partnerships are intended to comply with the requirements of Section 704(b) of the Code and the regulations promulgated thereunder.

        Under the Code and the regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Where a partner contributes cash to a partnership that holds appreciated property, the regulations provide for a similar allocation of such items to the other partners.

        Following the Rouse merger, assets formerly held by Rouse will be treated for federal income tax purposes as contributed by GGP to the operating partnership at a value that greatly exceeds GGP's adjusted tax basis in the assets, resulting in a large Book-Tax Difference. In general, persons contributing appreciated properties to the operating partnership or other subsidiary partnerships will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by the operating partnership or other subsidiary partnerships of the contributed properties. As applied to GGP's deemed contribution of the former Rouse assets to the operating partnership the forgoing rules may cause GGP to recognize taxable income in excess of cash proceeds, which might adversely affect its ability to comply with the REIT distribution requirements. See "—Requirements for Qualification as a REIT—Distribution Requirements" for a summary of these requirements. In addition, while special tax allocations may eliminate Book-Tax Differences over the life of these partnerships, the special tax allocations do not always place the partners in the position they would have been in had there been no Book-Tax Difference at the time property was contributed. As a result, in certain circumstances, a non-contributing partner may be allocated greater taxable income and gain over the life of a partnership's investment in contributed property than if the property had been contributed without a Book-Tax Difference.

Taxation of Taxable U.S. Stockholders

  General

        As used below, the term "U.S. Stockholder" means a holder of shares of capital stock who, for United States federal income tax purposes is: a citizen or resident of the United States; a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless, in the case of a partnership, regulations provide otherwise; an estate the income of which is subject to United States federal income taxation regardless of its source; or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

        As long as GGP qualifies as a REIT, distributions made to its stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taxable to its taxable U.S. Stockholders as ordinary income. U.S. Stockholders that are corporations will not be entitled to the dividends-received deduction with respect to such distributions. In general, such distributions received by U.S. Stockholders will not qualify for the reduced maximum tax rate of 15% on dividends (effective through 2008). However, U.S. Stockholders that are individuals, in general, are taxed at the reduced maximum tax of 15% on dividends designated as qualified dividend income by and received from GGP to the extent that the aggregate amount which is designated as qualified dividend income does not exceed the sum of

  (1)
  the qualified dividend income of the REIT for the taxable year,

  (2)
  the excess of the sum of the REIT taxable income for the preceding taxable year and income subject to tax under Section 337(d) for such preceding taxable year over the sum of the taxes imposed on the REIT for the preceding taxable year, and

  (3)
  the amount of any earnings and profits which were distributed by the REIT for such taxable year and accumulated in a non-REIT taxable year.

GGP must give its stockholders written notice of any dividends designated as qualified dividends. Such written notice must be mailed no later than 60 days after the close of GGP's taxable year. The reduced tax rate applies only if the holding period requirements in Code Section 1(h)(11)(B) are satisfied.

        Distributions that are designated by GGP as capital gain dividends will generally be taxable to its U.S. Stockholders as long-term capital gains (to the extent they do not exceed GGP's actual net capital gain for the taxable year) without regard to the period for which the U.S. Stockholder has held its stock. Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Subject to certain limitations, capital gains dividends received by a U.S. Stockholder that is an individual may be eligible for the 15% capital gains rate of tax (effective through 2008). However, in certain circumstances, capital gains attributable to the sale of depreciable real property held for more than a year may be subject to a 25% maximum federal income tax rate for taxpayers who are individuals.

        Distributions in excess of GGP's current and accumulated earnings and profits generally will not be taxable to a U.S. Stockholder to the extent that such distributions do not exceed the adjusted basis of the U.S. Stockholder's shares, but rather, will be a nontaxable reduction in such stockholder's adjusted basis in such shares to the extent thereof and thereafter will be taxed as capital gain.

        Any dividend declared by GGP in October, November or December of any year payable to a stockholder of record on a specified date in any such month will be treated as both paid by GGP and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by GGP during January of the following calendar year.

        Stockholders holding capital stock at the close of GGP's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of GGP's taxable year falls, such amount as GGP may designate in a written notice mailed to its stockholders. For this purpose, GGP may not designate amounts in excess of its undistributed net capital gain for the taxable year. Each stockholder required to include such a designated amount in determining such stockholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, such stockholder's share of the tax paid by GGP in respect of such undistributed net capital gains. Stockholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such stockholders. Stockholders will increase their basis in their capital stock by the difference between the amount of such includable gains and the tax deemed paid by the stockholder in respect of such gains.

        Stockholders may not include in their individual income tax returns any net operating losses or capital losses of GGP. Instead, such losses would be carried over by GGP for potential offset against its future income (subject to certain limitations). Taxable distributions from GGP and gain from a stockholder's disposition of GGP's capital stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. In addition, taxable distributions from GGP and gain from the disposition of GGP's capital stock generally will be treated as investment income for purposes of the investment interest limitations, except qualified dividend income and net capital gain generally will not be taken into account for the investment interest limitation. GGP will notify the stockholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain. In general, any gain or loss realized upon a taxable disposition of the capital stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain if the capital stock has been held for more than one year and otherwise as short-term capital gain or loss. Long-term capital gain of an individual U.S. Stockholder with respect to the sale of stock is generally subject to a maximum tax rate of 15%. However, any loss upon a sale or exchange of capital stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from GGP that are required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of GGP's capital stock may be disallowed if other shares of its capital stock are purchased within 30 days before or after the disposition.

  Tax Treatment of Sales or Other Dispositions

        Upon a sale or other disposition of common stock, a U.S. Stockholder generally will recognize capital gain or loss equal to the difference between the amount considered realized for tax purposes (the sum of the cash and fair market value of other property received) and the adjusted tax basis in the shares sold or disposed of. This capital gain or loss will be long-term if the holding period for the shares sold or disposed of is more than one year. Long-term capital gain of an individual U.S. Stockholder with respect to the sale of stock is generally subject to a maximum tax rate of 15%.

  Backup Withholding and Information Reporting

        GGP will report to its U.S. Stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the fourth lowest rate of tax specified in Section 1(c) of the Code (which at the time of this prospectus supplement was equal to 28%) with respect to dividends paid unless such holder: (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability or may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. In addition, GGP may be required to withhold a portion of capital gain distributions to any stockholders that fail to certify their non-foreign status to GGP.

Taxation of Tax-Exempt U.S. Stockholders

        The Internal Revenue Service has ruled that amounts distributed as a dividend by a REIT will be treated as a dividend by the recipient and excluded from the calculation of unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business, dividend income on GGP stock should not be unrelated business taxable income to a tax-exempt stockholder, except as described below. Likewise, gain from the sale of shares should not constitute unrelated business taxable income unless such shares are "debt financed property" or were used in an unrelated trade or business. For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in GGP shares will constitute unrelated business taxable income unless such amounts are properly set aside or placed in reserve for certain purposes.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to any pension trust which is described in Section 401(a) of the Code and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

        A REIT is a "pension-held REIT" if (1) it would not have qualified as a REIT but for the provisions of Section 856(h)(3) of the Code which provides that stock owned by a qualified trust shall be treated as owned by the beneficiaries of the trust, rather than by the trust itself, for certain purposes; and (2) either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, hold in the aggregate more than 50%, by value, of the interests in the REIT. The percentage of any REIT dividend paid by a pension-held REIT to a qualified trust that is treated as unrelated business taxable income is equal to the ratio of (a) the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to (b) the total gross income (less certain expenses) of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. Based on the current estimated ownership of GGP common stock, and as a result of certain limitations on transfer and ownership of common and preferred stock contained in GGP's certificate of incorporation, GGP does not believe that it is, and does not expect to be, classified as a "pension-held REIT."

Taxation of Non-U.S. Stockholders

        The rules governing United States federal income taxation of the ownership and disposition of capital stock by persons that are, for this purpose, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Stockholders") are complex, and we do not attempt to provide more than a brief summary of these rules in this section. Accordingly, the discussion below does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances. In addition, this discussion is based on current law, which may change, and assumes that GGP qualifies for taxation as a REIT. Prospective Non-U.S. Stockholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in GGP capital stock, including any reporting requirements.

        Distributions by GGP to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by GGP of United States real property interests nor designated by GGP as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of GGP's current or accumulated earnings and profits. These distributions will ordinarily be subject to United States federal income tax on a gross basis, that is, without allowance of deductions, at a 30% rate, or any lower rate that may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business. GGP expects to withhold United States federal income tax at the rate of 30% on the gross amount of any distributions of this kind made to a Non-U.S. Stockholder unless (1) a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with GGP or (2) the Non-U.S. Stockholder files an Internal Revenue Service Form W-8ECI with GGP claiming that the distribution is effectively connected income. Dividends that are effectively connected with a United States trade or business will be subject to tax on a net basis, that is, after allowance of deductions, at graduated rates, in the same manner as domestic stockholders are taxed with respect to dividends of this kind. Withholding generally does not apply to these dividends. An additional branch profits tax at a 30% rate, or any lower rate that may be specified by an applicable income tax treaty, may also apply to any dividends of this kind received by a Non-U.S. Stockholder that is a corporation.

        Distributions in excess of GGP's current and accumulated earnings and profits (other than those arising from the disposition of a United States real property interest) will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stockholder's GGP capital stock, but rather will reduce the adjusted basis of the GGP capital stock. To the extent that these distributions exceed the adjusted basis of a Non-U.S. Stockholder's GGP capital stock, they will give rise to gain from the sale or exchange of GGP capital stock, the tax treatment of which is described below. However, GGP cannot be certain at the time of a distribution that no earnings or profits will exist because events which take place prior to the end of the year could create earnings and profits when none currently exist. Thus, GGP currently intends to withhold at a rate of 30%, or a lower applicable treaty rate, on the entire amount of any distribution. However, a Non-U.S. Stockholder may seek a refund of these amounts from the Internal Revenue Service if it is subsequently determined that the distribution was, in fact, in excess of GGP's current and accumulated earnings and profits, and the amount withheld exceeded the Non-U.S. Stockholder's United States tax liability, if any, with respect to the distribution.

        United States federal income taxation generally will not apply to distributions to a Non-U.S. Stockholder that are designated by GGP at the time of distribution as capital gains dividends, other than those arising from the disposition of a United States real property interest, unless (1) the investment in the capital stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the same treatment will apply to the Non-U.S. Stockholder as to U.S. Stockholders with respect to the gain, except that a stockholder that is a foreign corporation may also have to pay the 30% branch profits tax, as discussed above, or (2) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will have to pay a 30% tax on the individual's capital gains.

        Under the Foreign Investment in Real Property Tax Act, referred in this prospectus supplement as "FIRPTA", distributions to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by GGP of United States real property interests, whether or not designated as a capital gain dividend, will cause the Non-U.S. Stockholder to be treated as recognizing the gain as income effectively connected with a United States trade or business. Non-U.S. Stockholders would thus generally be taxed at the same rate applicable to U.S. Stockholders, or might have to pay a special alternative minimum tax in the case of nonresident alien individuals. GGP is required to withhold 35% of any distribution of this kind. That amount is creditable against the Non-U.S. Stockholder's United States federal income tax liability. Also, a 30% branch profits tax might apply to a gain of this kind in the hands of a Non-U.S. Stockholder that is a corporation, as discussed above. However, the recently enacted AJCA liberalizes the taxation of certain Non-U.S. Stockholders on distributions with respect to REIT stock where such distributions are attributable to gains from sales or exchanges of United States real property interests. Under the AJCA, any distribution by a REIT with respect to any class of stock which is regularly traded on an established securities market located in the United States would not be treated as gain recognized from the sale or exchange of a United States real property interest if the shareholder did not own more than 5% of such class of stock at any time during the taxable year. Under the AJCA, if FIRPTA did not apply because the shareholder owns less than 5% of the stock of GGP and the stock of GGP is regularly traded on an established securities market, then the amount which otherwise would be included in computing long-term capital gains for such shareholder (1) would not be included in computing such shareholder's long-term capital gains, and (2) would be included in such shareholder's gross income as a dividend from a REIT. This provision applies for GGP's taxable years beginning after 2004.

        United States federal income tax generally will not apply to gain recognized by a Non-U.S. Stockholder upon the sale or exchange of capital stock unless the shares constitute a "United States real property interest" within the meaning of FIRPTA. The capital stock will not constitute a "United States real property interest" so long as GGP is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during the specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. However, gain from the sale or exchange of capital stock to which FIRPTA does not otherwise apply will be taxable to a Non-U.S. Stockholder if (1) the investment in the capital stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the same treatment will apply to the Non-U.S. Stockholder as to U.S. Stockholders with respect to the gain, except that a stockholder that is a foreign corporation may also have to pay the 30% branch profits tax or (2) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will have to pay a 30% tax on the individual's capital gains.

        GGP believes that it is, and will continue to be, a "domestically controlled REIT," and therefore that taxation under FIRPTA generally will not apply to the sale of GGP capital stock by Non-U.S. Stockholders. However, because GGP's capital stock is publicly traded, GGP might not continue to be a "domestically controlled REIT." If GGP fails to qualify as a "domestically controlled REIT," United States taxation under FIRPTA still would not apply to gain arising from the sale or exchange by a Non-U.S. Stockholder of capital stock as a sale of a "United States real property interest," if (1) the capital stock is "regularly traded," as defined by applicable regulations, on an established securities market such as the NYSE, and (2) the selling Non-U.S. Stockholder held 5% or less of the value of the outstanding class or series of shares being sold at all times during a specified testing period. If taxation under FIRPTA applied to gain on the sale or exchange of GGP capital stock, the Non-U.S. Stockholder would have to pay regular United States income tax with respect to the gain in the same manner as a U.S. Stockholder, or might have to pay any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of GGP capital stock would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

        Certain issues may arise pertaining to information reporting, backup withholding and other tax withholding with respect to Non-U.S. Stockholders. For example, GGP may be required to withhold a portion of capital gains distributions to any stockholders who fail to certify their foreign status on Form W-8BEN. Non-U.S. Stockholders should consult their tax advisors with respect to any information reporting, backup withholding and other tax withholding requirements.

Legislative or Other Actions Affecting REITS

        The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. New federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or Treasury Regulations could be adopted which could adversely affect an investment in GGP or its operating partnership.

State, Local, and Foreign Taxes

        The operating partnership and its partners and GGP and its stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of the operating partnership and its partners and GGP and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the application and effect of state, local and foreign tax laws on an investment in the operating partnership or GGP.

Tax Considerations Related to The Warrants Offering

        We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of this warrants offering or the related share issuance. The following summary related to the warrants offering does not address the tax consequences of this warrants offering or the related share issuance under foreign, state, or local tax laws. Accordingly, each holder of common stock or common or convertible preferred units of limited partnership interest in GGP Limited Partnership should consult its tax advisor with respect to the particular tax consequences of this warrants offering or the related share issuance to such holder.

        For U.S. federal income tax purposes, neither the receipt nor the exercise of the warrants should result in taxable income to you (although the tax law is less certain in the case of unitholders) and we will take that position for tax reporting purposes. However, it is possible that the Internal Revenue Service would take the position that you would be subject to tax upon your receipt of the warrants. You should consult your own legal and tax advisor regarding the federal income tax treatment of the receipt or exercise of the warrants. Moreover, you should not realize a loss if you do not exercise the warrants. The holding period for a share acquired upon exercise of a warrant begins with the date of exercise. The basis for determining gain or loss upon the sale of a share acquired upon the exercise of a warrant will be equal to the sum of:

  •
  the subscription price per share;

  •
  any servicing fee charged to you by your broker, bank or trust company; and

  •
  the basis, if any, in the warrants that you exercised.

        A gain or loss recognized upon a sale of a share acquired upon the exercise of a warrant should be a capital gain or loss assuming the share is held as a capital asset at the time of sale. This gain or loss will be a long-term capital gain or loss if the share has been held at the time of sale for more than one year.

        As noted above, your basis in a share issued upon exercise of the warrants includes your basis in the warrants underlying that share. If the aggregate fair market value of the warrants at the time they are distributed is less than 15% of the aggregate fair market value of our common stock at such time, the basis of the warrants issued to you should be zero unless you elect to allocate a portion of your basis of previously owned common stock to the warrants issued to you in this warrants offering. Any such election must be made in a statement attached to your federal income tax return for the year in which the warrants are distributed. If the aggregate fair market value of the warrants at the time they are distributed is 15% or more of the aggregate fair market value of our common stock at such time, or if you elect to allocate a portion of your basis of previously owned common stock to the warrants issued to you in this offering, then your basis in previously owned common stock should be allocated between such common stock and the warrants based upon the relative fair market value of such common stock and the warrants as of the date of the distribution of the warrants. Thus, if such an allocation is made and the rights are later exercised, the basis in the common stock you originally owned will be reduced by an amount equal to the basis allocated to the warrants. If the warrants expire without exercise, you should realize no loss and no portion of your basis in the common stock should be allocated to the unexercised warrants.

PLAN OF DISTRIBUTION

        We intend to allocate warrants and distribute copies of this prospectus supplement to those persons who were holders of common stock and holders of common or convertible preferred units of limited partnership interest in GGP Limited Partnership as of 5:00 p.m., New York City time, on October 18, 2004, the record date.

        We estimate that our total expenses in connection with the warrants offering, including fees and expenses of the subscription agent, will be $825,000.

        We have not engaged any financial advisor for solicitation of the exercise of warrants or to provide advice to our board of directors regarding terms, structure or timing of the warrants offering. In addition, we have not entered into any agreements regarding stabilization activities with respect to our securities.

LEGAL MATTERS

        Certain legal matters with respect to the securities offered in this prospectus supplement and the material U.S. federal income tax consequences of this warrants offering have been passed upon by Neal, Gerber & Eisenberg LLP, Chicago, Illinois.

        Marshall E. Eisenberg, a partner of Neal, Gerber & Eisenberg LLP, is our Secretary and the secretary of certain of our affiliates. Certain partners of and attorneys associated with Neal, Gerber & Eisenberg LLP (and members of their respective families and/or trusts for their benefit) are equity owners of us and/or our affiliates or are trustees (or officers, directors or shareholders of trustees) of trusts which own direct or indirect equity interests in us or our affiliates. These trusts include the trusts which constitute substantially all of the general partners of M.B. Capital Partners III, as Mr. Eisenberg is a director, the president and the majority shareholder of the corporate trustee of such trusts.

EXPERTS

        The consolidated financial statements of GGP, except GGP/Homart, Inc. and GGP/Homart II L.L.C., which are unconsolidated joint venture investments of GGP that are accounted for by use of the equity method, as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 and the related financial statement schedules incorporated in this prospectus supplement by reference from GGP's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph relating to the change in method of accounting for derivative instruments and hedging activities in 2001 and the change in accounting for debt extinguishment costs in 2003), in the registration statement. The financial statements of GGP/Homart, Inc. and GGP/Homart II L.L.C. have been audited by KPMG LLP, as stated in their reports incorporated herein by reference. Such financial statements of GGP are incorporated herein by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Each of the foregoing firms are independent registered public accounting firms.

        The consolidated financial statements of GGP/Homart, Inc. and its subsidiaries and GGP/Homart II L.L.C. and its subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Their reports refer to a change in the method of accounting for intangible assets in 2002.

        The consolidated financial statements of Rouse as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, and that are incorporated by reference into this prospectus supplement or registration statement, were originally audited by KPMG LLP. As of the date of this prospectus supplement, KPMG LLP's audit report to those financial statements is not incorporated by reference in this prospectus supplement or the registration statement. Adjustments or modifications to these financial statements are required to reclassify the operations of certain properties sold in 2004 to discontinued operations, and may be required for other matters, including the potential effects of matters being considered with the Internal Revenue Service as described under "The Rouse Merger Agreement—Dividend Adjustment" and "The Rouse Merger Agreement—Conditions." Until any such adjustments or modifications have been made and the Internal Revenue Service process relating to Rouse's satisfaction of the REIT tax requirements described above has been completed, KPMG LLP's audit report related to Rouse's consolidated financial statements referred to above will not be incorporated by reference into this prospectus supplement or the registration statement. Once this process has been completed, KPMG LLP's audit report will be filed as an exhibit to an amended Form 8-K, that will be incorporated into this prospectus supplement or registration statement. If any restatement to the financial statements of Rouse is required in connection with the resolution of the issues relating to Rouse's satisfaction of the REIT tax requirements described above, the restated financial statements of Rouse will be filed as exhibits to the amended Form 8-K.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference in this prospectus supplement the following documents:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2003.

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

  •
  Our Current Reports on Form 8-K, filed with the SEC on January 27, April 14, April 27, April 28, May 25, July 28, August 20, September 16, October 12, October 20, October 25, 2004 and Current Reports on Form 8-K/A filed with the SEC on January 14, August 2 and August 24, 2004.

  •
  The portions of our Proxy Statement for our 2004 Annual Meeting of Stockholders that have been incorporated by reference into our Annual Report on Form 10-K.

  •
  The description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, which was filed with the SEC on November 18, 1998, pursuant to Section 12(b) of the Securities Exchange Act.

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on January 12, 1993, pursuant to Section 12(b) of the Securities Exchange Act.

  •
  All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus supplement and prior to the termination of this offering.

        To receive a free copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits, you may call or write General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois 60606, Telephone (312) 960-5048.

        You should rely only on the information provided or incorporated by reference in this prospectus supplement or any prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the cover page of this document.

File Number 333-82134

PROSPECTUS

$2,000,000,000

GENERAL GROWTH PROPERTIES, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

        We may offer up to $2,000,000,000 of these securities from time to time separately or in any combination. We will determine the type and amount of securities offered and the price and other terms of any offering on the basis of market conditions and other factors existing at the time of the offering.

        We will provide the specific terms of these securities in one or more supplements to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

        We may offer and sell our securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including the names of any underwriters, agents or dealers and any underwriting arrangements. The "Plan of Distribution" section of this prospectus provides more information on this topic.

        Our common stock is listed on the New York Stock Exchange under the symbol "GGP."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 26, 2002.

About This Prospectus and Prospectus Supplements	1
Where You Can Find More Information	1
Incorporation of Certain Documents by Reference	1
Forward-Looking Statements	2
General Growth Properties, Inc.	2
Use of Proceeds	3
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	4
Authorized Capital Stock	4
Description of Common Stock	5
Description of Preferred Stock	8
Description of Depositary Shares	11
Description of Debt Securities	14
Description of Warrants	20
Description of Stock Purchase Contracts and Stock Purchase Units	21
Plan of Distribution	22
Legal Matters	22
Experts	22

ABOUT THIS PROSPECTUS AND PROSPECTUS SUPPLEMENTS

        This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission using a "shelf registration" process. Under that process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000.

        This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities being offered. The prospectus supplement may also add, update, or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus as to any inconsistent statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Incorporation of Certain Documents by Reference."

        As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement on Form S-3 that we have filed with the SEC. For more details about us and the securities being offered, you should refer to the registration statement and the exhibits filed with the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's Public Reference Room. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtain copies of such documents from the SEC's web site at http://www.sec.gov or our web site at http://www.generalgrowth.com. However, information contained in our web site is not incorporated by reference in this prospectus and, therefore, is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents:

1.
Our Annual Report on Form 10-K for the year ended December 31, 2000.

2.
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

3.
Our Current Reports on Form 8-K or Form 8-K/A, dated March 29, 2001, July 12, 2001, August 15, 2001, November 20, 2001, December 5, 2001, December 12, 2001 and December 14, 2001.

4.
The portions of our Proxy Statement for our 2001 Annual Meeting of Stockholders that have been incorporated by reference into our Annual Report on Form 10-K.

5.
The description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A which was filed with the SEC on November 18, 1998, pursuant to Section 12(b) of the Securities Exchange Act.

6.
The description of our 7.25% Preferred Income Equity Redeemable Stock(SM), Series A, par value $100 per share, contained in our Registration Statement on Form 8-A which was filed with the SEC on June 5, 1998, pursuant to Section 12(b) of the Securities Exchange Act.

7.
The description of our common stock contained in our Registration Statement on Form 8-A which was filed with the SEC on January 12, 1993, pursuant to Section 12(b) of the Securities Exchange Act.

8.
All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits), you may call or write General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois 60606, Attention: Director of Investor Relations, Telephone 312-960-5000.

        You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover page of such documents.

FORWARD-LOOKING STATEMENTS

        Our discussion in this prospectus, any prospectus supplement or any information incorporated by reference may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including, without limitation, statements with respect to anticipated future operating and financial performance, growth and acquisition opportunities and other similar forecasts and statements of expectation. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", and "should" and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements made by us are based on our estimates, projections, beliefs and assumptions at the time of the statements and are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

        Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by us as a result of a number of risks, uncertainties and assumptions. Representative examples of these factors include, without limitation, general industry and economic conditions, interest rate trends, costs of capital and capital requirements, availability of real estate properties, inability to consummate acquisition opportunities, competition from other companies and venues for the sale/distribution of goods and services, changes in retail rental rates in our markets, shifts in customer demands, tenant bankruptcies or store closures, changes in vacancy rates at our properties, changes in operating expenses, including employee wages, benefits and training, governmental and public policy changes, changes in applicable laws, rules and regulations, including changes in tax laws, the ability to obtain suitable equity and/or debt financing and the continued availability of financing in the amounts and on the terms necessary to support our future business.

GENERAL GROWTH PROPERTIES, INC.

        We are a self-administered and self-managed real estate investment trust (REIT) that owns, operates, manages, leases, acquires, develops, expands and finances regional mall shopping centers in major and middle markets throughout the United States. We were organized in 1986 to continue expanding the Bucksbaum family business, which has been engaged in the shopping center business since 1954.

        We conduct our business through GGP Limited Partnership, which we call the "Operating Partnership," which holds substantially all of our interests in properties. We own an approximate 76% general partnership interest in the Operating Partnership. The remaining approximate 24% interest in the Operating Partnership is held by limited partners which include a partnership, the partners of which are various trusts for the benefit of the Bucksbaum family, and others who have contributed properties to us.

        As of December 31, 2001, we owned or had an ownership interest in 97 operating regional mall shopping centers in 37 states. Our regional mall shopping centers have approximately 87.2 million square feet of gross retail space, including anchor stores that may, in some cases, be owned by the anchor retailer, freestanding stores and mall tenant stores. Specifically, as of December 31, 2001, we owned:

  •
  100% of 54 regional mall shopping centers, 44 of which are owned directly by GGPLP L.L.C., for which the Operating Partnership serves as the managing member and in which the Operating Partnership owns all of the common units of membership interest. A third party institutional investor owns preferred units of membership interest in GGPLP L.L.C. having a face value and liquidation preference of $175 million;

  •
  51% of the common stock of GGP Ivanhoe, Inc., a Delaware corporation that has qualified as a REIT for federal income tax purposes. GGP Ivanhoe owns 100% of two regional mall shopping centers;

  •
  51% of the common stock of GGP Ivanhoe III, Inc., a Delaware corporation that has qualified as a REIT for federal income tax purposes. GGP Ivanhoe III owns 100% of eight regional mall shopping centers;

  •
  50% of each of two regional mall shopping centers;

  •
  50% of the common stock of GGP/Homart, Inc., a Delaware corporation that has qualified as a REIT for federal income tax purposes. GGP/Homart owns interests in 23 regional mall shopping centers; and

  •
  a 50% ownership interest in GGP/Homart II L.L.C., a Delaware limited liability company that owns interests in eight regional mall shopping centers.

        We are incorporated under the laws of the State of Delaware. We have qualified as a REIT for federal income tax purposes. In order to maintain this qualification, we must distribute at least 90% of our REIT taxable income, computed without regard to net capital gains or the dividends-paid deduction, and of our after-tax net income from foreclosure property each year. Dividends on any preferred stock, including our 7.25% Preferred Income Equity Redeemable Stock(SM), Series A, par value $100 per share, would be included as distributions for this purpose.

        In this prospectus, references to "we," "us" or "our" include those entities which we own or control, including the Operating Partnership and GGPLP L.L.C., unless the context indicates otherwise.

USE OF PROCEEDS

        Unless otherwise set forth in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes, which may include the acquisition of regional mall shopping centers or other real estate assets as suitable opportunities arise, the expansion and improvement of certain properties in our portfolio, payment of development costs for new centers, and the repayment of indebtedness outstanding at such time.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2001 and for each of the last five fiscal years.

	Nine Months Ended September 30,	Twelve Months Ended December 31,
	2001	2000	1999	1998	1997	1996
Ratio of Earnings to Fixed Charges	1.53	1.72	2.05	1.73	2.62	2.41
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.40	1.57	1.83	1.58	2.62	2.41

        For the purpose of computing the above ratios, earnings have been calculated by adding to income before extraordinary items and minority interest the amount of fixed charges and distributed income of joint ventures accounted for using the equity method and subtracting the amount of capitalized interest and distributions on preferred units of membership interest in GGPLP L.L.C. Fixed charges consist primarily of interest costs, including amounts estimated to be included in rental expense and distributions on preferred units of membership interest in GGPLP L.L.C.

AUTHORIZED CAPITAL STOCK

        Our authorized capital stock consists of 210,000,000 shares of common stock, par value $.10 per share, and 5,000,000 shares of preferred stock, par value $100 per share. The summary description of our capital stock set forth below is not complete. We refer you to the following:

  •
  our Second Amended and Restated Certificate of Incorporation, as amended,

  •
  the Certificate of Designations, Preferences and Rights relating to our 7.25% Preferred Income Equity Redeemable Stock(SM), Series A, par value $100 per share, or "PIERS," as amended, which was filed on June 5, 1998 on Form 8-K,

  •
  the Certificate of Designations, Preferences and Rights relating to our Series A Junior Participating Preferred Stock, which we call "Junior Participating Preferred Stock," which was filed on November 18, 1998 on Form 8-K,

  •
  the Certificate of Designations, Preferences and Rights relating to our 8.95% Cumulative Redeemable Preferred Stock, Series B, which we call "Series B Preferred Stock," which was filed on June 15, 2000 on Form 8-K, and

  •
  any other certificate of designations which we will file with the SEC in connection with any other offering of preferred stock.

        You may obtain a copy of each of the Current Reports on Form 8-K identified in this paragraph as set forth in "Where You Can Find More Information."

        As of December 31, 2001, 61,923,932 shares of common stock were issued and outstanding, 13,500,000 Depositary Shares, each representing 1/40 of a PIERS (or an aggregate of 337,500 PIERS), were issued and outstanding, and no shares of Junior Participating Preferred Stock or Series B Preferred Stock were issued and outstanding. In addition, as of such date, 19,572,493 units of partnership interest in the Operating Partnership were outstanding and held by limited partners. Our common stock is listed on the New York Stock Exchange under the symbol "GGP" and our Depositary Shares are listed on the New York Stock Exchange under the symbol "GGPPrA."

DESCRIPTION OF COMMON STOCK

General

        Holders of our common stock possess exclusive voting power, except as otherwise required by law or provided in our certificates of designations and any resolution adopted by the board of directors with respect to any series of capital stock subsequently established. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock, holders of our common stock are entitled to share ratably in such distributions as our board of directors may declare from time to time from available funds and, upon liquidation of our company, are entitled to receive their proportionate share of all assets available for distribution.

Restrictions on Ownership and Transfer

        For us to remain qualified as a REIT under the Internal Revenue Code of 1986, as amended, the following conditions must be satisfied:

  •
  not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year,

  •
  the capital stock must be beneficially owned, without regard to any rules of attribution of ownership, by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, and

  •
  certain percentages of our gross income must be from particular activities.

        Accordingly, our certificate of incorporation contains provisions which limit the value of our outstanding capital stock that may be owned by any stockholder. We refer to this limit as the "Ownership Limit."

        Subject to certain exceptions, the Ownership Limit provides that no stockholder, other than Martin Bucksbaum (now deceased), Matthew Bucksbaum, their families and related trusts, may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than the Ownership Limit. The Ownership Limit was originally set at 6.5% of the value of the outstanding capital stock, and was increased to 7.5% of the value of the outstanding capital stock as a result of legislation passed in 1993. Our board of directors is authorized to further increase the Ownership Limit to not more than 9.8% of the value of the outstanding capital stock. Our certificate of incorporation permits the Bucksbaums to exceed the Ownership Limit. Currently, the Bucksbaums exceed such limit. The Ownership Limit provides that the Bucksbaums may acquire additional shares pursuant to certain rights granted to them in connection with our initial public offering or from other sources so long as the acquisition does not result in the five largest beneficial owners of capital stock holding more than 50% of the outstanding capital stock.

        Our board of directors may waive the Ownership Limit if presented with satisfactory evidence that such ownership will not jeopardize our status as a REIT. As a condition of such waiver, our board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. The Ownership Limit will not apply if the board of directors and the holders of capital stock determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of capital stock in excess of the Ownership Limit, or shares which would cause us to be beneficially owned by fewer than 100 persons, are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to such shares.

        Our certificate of incorporation further provides that upon a transfer or other event that results in a person owning (either directly or by virtue of the applicable attribution rules) capital stock in excess of the applicable Ownership Limit (referred to as "Excess Shares"), such person (known as a "Prohibited Owner") will not acquire or retain any rights or beneficial economic interest in such Excess Shares. Rather, the Excess Shares will be automatically transferred to a person or entity unaffiliated with and designated by us to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by us within five days after the discovery of the transaction which created the Excess Shares. The trustee shall have the exclusive right to designate a person who may acquire the Excess Shares without violating the applicable ownership restrictions (a "Permitted Transferee") to acquire all of the shares held by the trust. The Permitted Transferee must pay the trustee an amount equal to the fair market value (determined at the time of transfer to the Permitted Transferee) for the Excess Shares. The trustee shall pay to the Prohibited Owner the lesser of (a) the value of the shares at the time they became Excess Shares and (b) the price received by the trustee from the sale of the Excess Shares to the Permitted Transferee. The beneficiary will receive the excess of (a) the sale proceeds from the transfer to the Permitted Transferee over (b) the amount paid to the Prohibited Owner, if any, in addition to any dividends paid with respect to the Excess Shares.

        The Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Limit would require an amendment to our certificate of incorporation. Amendments to our certificate of incorporation require the affirmative vote of holders owning a majority of the outstanding capital stock. In addition to preserving our status as a REIT, the Ownership Limit may preclude an acquisition of control over us without the approval of our board of directors.

        All certificates representing capital stock will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution provisions of the Code, more than 7.5% of the value of the outstanding capital stock must file an affidavit with us containing the information specified in our certificate of incorporation within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency. United States Treasury Regulations currently require us to send annual written statements requesting information as to the actual ownership of the capital stock from each record holder of more than 1% of our outstanding capital stock. Depending upon the number of record holders of the capital stock, the reporting threshold required by the Regulations can fall as low as 0.5%. Record holders that fail to submit a written statement in response to the request must attach to their federal income tax returns specified information regarding the actual ownership of shares of capital stock of which they are the record holder.

Limitation of Liability of Directors

        Our certificate of incorporation provides that a director will not be personally liable for monetary damages to us or to our stockholders for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to us or to our stockholders,

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  •
  for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law, or

  •
  for any transaction from which the director derived an improper personal benefit.

        While our certificate of incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, our certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of our certificate of incorporation described above apply to an officer of our company only if he or she is a director of our company and is acting in his or her capacity as director, and do not apply to officers of our company who are not directors.

Indemnification Agreements

        We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to our officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover them under our directors' and officers' liability insurance. Although the form of the indemnification agreement offers substantially the same scope of coverage afforded by provisions in our certificate of incorporation and bylaws, it provides greater assurance to the directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or by stockholders to eliminate the rights it provides.

Delaware Anti-Takeover Statute

        We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with us for three years following the date that person becomes an interested stockholder unless:

  •
  before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination,

  •
  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also our officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or

  •
  following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

        Under Section 203, these restrictions do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving us and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

Preferred Share Purchase Rights

        We have adopted a shareholder rights plan, pursuant to which we declared a dividend of one preferred share purchase right, referred to as "Right," for each share of common stock outstanding on December 10, 1998 to the stockholders of record on that date. A Right is also attached to each subsequently issued share of common stock. Prior to becoming exercisable, the Rights trade together with the common stock.

        The Rights become exercisable when a person or group acquires or commences or announces a tender or exchange offer for 15% or more of the common stock (or, in the case of certain grandfathered stockholders described in the shareholder rights plan, more than the applicable grandfathered limit described in the plan). Each Right initially entitles the holder to purchase from us one one-thousandth of a share of Junior Participating Preferred Stock, par value $100 per share, at an exercise price of $148 per one one-thousandth of a share, subject to adjustment. In the event that a person or group acquires 15% or more of the common stock, each Right will entitle the holder (other than the acquirer) to purchase shares of common stock (or, in certain circumstances cash or other securities) having a market value of twice the exercise price of a Right at such time. Under certain circumstances, each Right will entitle the holder (other than the acquirer) to purchase common stock of the acquirer having a market value of twice the exercise price of a Right at such time. In addition, under certain circumstances, our board of directors may exchange each Right (other than those held by the acquirer) for one share of common stock, subject to adjustment. If the Rights become exercisable, holders of units of partnership interest in the Operating Partnership, other than us, will receive the number of Rights they would have received if their units had been redeemed and the purchase price paid in common stock.

        The Rights expire on November 18, 2008, unless earlier redeemed by our board of directors for $.01 per Right or such expiration date is extended.

DESCRIPTION OF PREFERRED STOCK

General

        Our board of directors is authorized, without a vote or other stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, par value $100 per share. Preferred stock may be issued from time to time in one or more series, in such amounts and with such designations, powers, preferences or other rights, qualifications, limitations and restrictions as may be fixed by the board of directors in the certificate of designation relating to each particular series. A prospectus supplement relating to each such series to be issued pursuant to this prospectus will specify the terms of the preferred stock, including, if applicable, the following:

  •
  the designation of such series and the number of shares offered,

  •
  the liquidation preference of such series,

  •
  the initial offering price at which such series will be issued,

  •
  the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any,

  •
  any redemption or sinking fund provisions,

  •
  any conversion or exchange rights,

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  any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions,

  •
  any listing of such preferred stock on any securities exchange,

  •
  a discussion of federal income tax considerations applicable to such series,

  •
  the relative ranking and preferences of such series as to dividend rights and rights upon liquidation, dissolution or winding up of our business,

  •
  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series as to dividend rights and rights upon liquidation, dissolution or winding up of our business,

  •
  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT for federal tax purposes, and

  •
  any other specific terms, preferences, rights, limitations or restrictions of such series.

        The description of preferred stock set forth above and in any description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock. The issuance of preferred stock may reduce the amount of earnings and assets available for distribution to our common stockholders and/or the rights and powers, including voting power, that they possess. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change of control of our company.

Description of PIERS and Depositary Shares

        Each owner of a Depositary Share is entitled to its proportionate share of all the rights and preferences of PIERS represented thereby. The following is a brief description of the dividend, voting, conversion, redemption and liquidation rights, preferences and privileges applicable to PIERS.

        Dividends.    Dividends are cumulative and payable in arrears quarterly on or about the fifteenth day of January, April, July and October of each year in an amount per PIERS equal to the greater of (a) 7.25% of the liquidation preference per annum (equivalent to $1.8125 per annum per Depositary Share) and (b) the cash dividends paid or payable (determined on each of the dividend payment dates for PIERS) on that number of shares of common stock equal to the number of shares of common stock (or portion thereof) into which a PIERS is convertible. Dividends will accumulate whether or not we have sufficient earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.

        Liquidation Preference and Conversion Rights.    PIERS have a liquidation preference of $1,000.00 per PIERS (equivalent to $25.00 per Depositary Share), plus a proportionate amount equal to accrued and unpaid dividends on PIERS (whether or not earned or declared).

        PIERS are convertible at any time, in whole or in part at the option of the holder, unless previously redeemed, into shares of common stock, at an initial conversion price, which we call the "Conversion Price," of $39.70 per share of common stock (equivalent to a conversion rate of 0.6297 shares of common stock per Depositary Share), subject to adjustment in certain circumstances.

        Redemption.    Except in certain circumstances relating to the preservation of our status as a REIT for federal income tax purposes, PIERS and the Depositary Shares are not redeemable prior to July 15,

2003. Under certain circumstances, on and after July 15, 2003, we may redeem at our discretion PIERS and the Depositary Shares, in whole or in part, for such number of shares of common stock as are issuable at the Conversion Price (equivalent initially to a conversion rate of 0.6297 shares of common stock per Depositary Share). In addition, on and after July 15, 2003, we may redeem at our discretion PIERS and the Depositary Shares, in whole or in part, initially at $1,032.22 per PIERS (equivalent to $25.8055 per Depositary Share) and thereafter at prices declining to $1,000.00 per PIERS (equivalent to a price of $25.00 per Depositary Share) on and after July 15, 2007, plus in each case accrued and unpaid dividends, if any, to the redemption date.

        PIERS and the Depositary Shares are subject to mandatory redemption on July 15, 2008, at a price of $1,000.00 per PIERS (equivalent to a price of $25.00 per Depositary Share), plus accrued and unpaid dividends, if any, to the redemption date.

        Ranking and Voting Rights.    PIERS will rank senior to the common stock as to priority for receiving dividends and amounts upon our liquidation, dissolution or winding-up. Holders of PIERS do not generally have any voting rights, except as provided by applicable law. If dividends on PIERS are in arrears for six or more quarterly periods, holders of PIERS (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividend arrearages are eliminated.

Description of Series B Preferred Stock

        On May 25, 2000, GGPLP L.L.C. issued $175 million of 8.95% Series A Cumulative Redeemable Preferred Units of membership interest, which we call the "Series A Preferred Units," to an institutional investor. Holders of the Series A Preferred Units are entitled to receive cumulative preferential cash distributions per Unit at a per annum rate of 8.95% of the $250 liquidation preference thereof (or $5.59375 per quarter) prior to any distributions by GGPLP L.L.C. to the Operating Partnership, which owns all of the common units of membership interest in GGPLP L.L.C.

        At any time on or after May 25, 2010 and subject to certain limitations, the holders of at least 51% of the outstanding Series A Preferred Units may elect to exchange all of the Series A Preferred Units for the number of shares of Series B Preferred Stock, par value $100 per share, equal to the quotient of (A) the sum of the capital accounts of the holders of Series A Preferred Units divided by (B) $1,000. A holder or holders of Series A Preferred Units also may elect to exchange Series A Preferred Units for shares of Series B Preferred Stock or common stock, as specified in the operating agreement of GGPLP L.L.C., in the event that (a) accumulated and unpaid distributions on the Series A Preferred Units exceed a specified amount on or after May 25, 2005, (b) GGPLP L.L.C. is or will be a "publicly traded partnership" as defined in the Internal Revenue Code of 1986, as amended, or (c) a holder concludes that there is an imminent and substantial risk that its interest in GGPLP L.L.C. could exceed more than a specified percentage of the total profit or capital interests in GGPLP L.L.C. If a written notice of exchange has been delivered to us, then we may, at our option, within ten business days after receiving the exchange notice, elect to purchase or cause GGPLP L.L.C. to redeem all or a portion of the Series A Preferred Units (for which an exchange notice was delivered) for cash or common stock based upon a 20 trading day average of the closing price of the common stock.

        The shares of Series B Preferred Stock, none of which are currently issued or outstanding, rank on parity with the PIERS and rank senior to the common stock as to priority for receiving dividends and amounts upon our liquidation, dissolution or winding-up. Holders of Series B Preferred Stock do not generally have any voting rights, except as provided by applicable law.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional interests in shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of the terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make such distribution. In such a case, the depositary may elect another method of distribution, including selling the property and distributing the net proceeds to the holders.

        The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to preferred stockholders shall be made available to the holders of depositary shares.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of our company, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption of Depositary Shares

        If a series of preferred stock underlying depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying series of the preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined to be equitable by the depositary.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. The record date of the depositary shares will be the same date as the record date for the preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying the depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions and we will take all reasonable action deemed necessary by the depositary to enable it to do so. The depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing such shares of preferred stock.

Withdrawal of Underlying Preferred Stock

        Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will only terminate if:

  •
  all outstanding depositary shares have been redeemed or surrendered, or

  •
  there has been a final distribution of the preferred stock in connection with a liquidation, dissolution or winding up of our company and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the following:

  •
  the initial deposit of the preferred stock,

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  the initial issuance of depositary receipts,

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  all withdrawals of preferred stock by owners of depositary shares, and

  •
  any redemption of the preferred stock.

        Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares,

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  withhold dividends and distributions, and

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  sell the depositary shares evidenced by the depositary receipt.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its intention to do so and we may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Restrictions on Ownership

        To safeguard ourselves against an inadvertent loss of REIT status, the deposit agreement or our certificate of incorporation will contain provisions restricting the ownership and transfer of depositary shares. Such restrictions will be described in the applicable prospectus supplement and will be referenced on the applicable depositary receipts.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for Federal income tax purposes any deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for Federal income tax purposes upon the withdrawal of the underlying preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Miscellaneous

        The depositary will forward all reports and communications from us that are delivered to the depositary and which we are required or otherwise determine to furnish to the holders of the preferred stock.

        Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our respective duties thereunder and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon the written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms and provisions of the series of the debt securities offered by a prospectus supplement, including any additional covenants or changes to existing covenants relating to such series, and the extent to which such general terms and provisions described below may apply to such series, will be described in the prospectus supplement relating to such series of debt securities.

        Debt securities will be issued pursuant to an indenture between us and a trustee to be named prior to an offering of the securities. The following description of the terms of the debt securities is not complete, and we refer you to our form of indenture, a copy of which is an exhibit to the registration statement of which this prospectus is a part. For your reference, in several cases below we have noted the section in the indenture that the paragraph summarizes. Capitalized terms have the meanings assigned to them in the indenture. The referenced sections of the indenture and the definitions of capitalized terms are incorporated by reference in the following summary.

        Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

Specific Terms of Each Series

        The indenture provides for the issuance from time to time of debt securities in an unlimited dollar amount and an unlimited number of series. Each time that we issue a new series of debt securities, the prospectus supplement relating to that new series will specify the particular amount, price and other terms of those debt securities. These terms may include:

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  the title of the debt securities,

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  any limit on the total principal amount of the debt securities,

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  the date or dates on which the principal of the debt securities will be payable or their manner of determination,

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  the interest rate or rates of the debt securities, the date or dates from which interest will accrue on the debt securities, and the interest payment dates and the regular record dates for the debt securities, or, in each case, their manner of determination,

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  the place or places where the principal of and premium and interest on the debt securities will be paid,

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  the period or periods within which, the price or prices at which and the terms on which any of the debt securities may be redeemed, in whole or in part at our option, and any remarketing arrangements,

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  the terms on which we would be required to redeem, repay or purchase debt securities required by any sinking fund, mandatory redemption or similar provision; and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be so redeemed, repaid or purchased in whole or in part,

  •
  the denomination in which the debt securities will be issued, if other than denominations of $1,000 and any whole multiple thereof,

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  the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount (these debt securities could include original issue discount, or OID, debt securities or indexed debt securities, which are each described below),

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  whether and under what circumstances we will pay additional amounts under any debt securities held by a person who is not a U.S. person for tax payments, assessments or other governmental charges and whether we have the option to redeem the debt securities which are affected by the additional amounts instead of paying the additional amounts,

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  the form in which we will issue the debt securities, whether registered, bearer or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form,

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  whether the debt securities will be issuable as global securities,

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  whether the amounts of payments of principal of, premium, if any, and interest, if any, on the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined,

  •
  if the debt securities are issuable in definitive form upon the satisfaction of certain conditions, the form and terms of such conditions,

  •
  any trustees, paying agents, transfer agents, registrars, depositories or similar agents with respect to the debt securities,

  •
  any additions or deletions to the terms of the debt securities with respect to the events of default or covenants governing the debt securities,

  •
  the foreign currency or units of two or more foreign currencies in which payment of the principal of and premium and interest on any debt securities will be made, if other than U.S. dollars, and the holders' right, if any, to elect payment in a foreign currency or foreign currency unit other than that in which the debt securities are payable,

  •
  whether and to what extent the debt securities are subject to defeasance on terms different from those described under Defeasance under the indenture, and

  •
  any other terms of the debt securities that are not inconsistent with the indenture. (Section 301)

        We may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If we issue OID debt securities, the prospectus supplement will contain the issue price, the rate at which interest will accrue, and the date from which such interest will accrue on the OID debt securities.

        We may also issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Ranking

        The debt securities will be our unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated debt.

Form and Denomination

        The prospectus supplement will describe the form which the debt securities will have, including insertions, omissions, substitutions and other variations permitted by the indenture and any legends required by any laws, rules or regulations. (Section 201)

        We will issue debt securities in denominations of $1,000 and whole multiples thereof, unless the prospectus supplement states otherwise. (Section 302)

Payment

        We will pay principal of and premium and interest on registered debt securities at the place and time described in the debt securities. We will pay installments of interest on any registered debt security to the person in whose name the registered debt security is registered at the close of business on the regular record date for these payments. We will pay principal and premium on registered debt securities only against surrender of these debt securities. (Section 1001) If we issue debt securities in bearer form, the prospectus supplement will describe where and how payment will be made.

Limitation on Merger, Consolidation and Sales of Assets

        We may not consolidate with or merge into any other entity or transfer substantially all of our properties and assets to any person unless:

  •
  the successor is organized under the laws of the United States or a state thereof,

  •
  the successor assumes by supplemental indenture the obligations of its predecessor (that is, all our obligations under the debt securities and the indenture), and

  •
  after giving effect to the transaction, there is no default under the indenture.

        The surviving transferee will be our successor, and we will be relieved of all obligations under the debt securities and the indenture. (Sections 801 and 802)

Registration of Transfer and Exchange

        All debt securities issued upon any registration of transfer or exchange of debt securities will be valid obligations of ours, evidencing the same debt and entitled to the same rights under the indenture as the debt securities surrendered in the registration of transfer or exchange.

  Registration of Transfer

        Holders of registered debt securities may present their securities for registration of transfer at the office of one or more security registrars designated and maintained by us. (Section 305)

        We will not be required to register the transfer of or exchange any debt securities under any of the following conditions:

  •
  we will not be required to register the transfer of or exchange any debt securities during a period of 15 days before any selection of those debt securities to be redeemed,

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  we will not be required to register the transfer of or exchange any debt securities selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part, or

  •
  we will not be required to register the transfer of or exchange any debt securities of any holder who has exercised an option to require the repurchase of those debt securities prior to their stated maturity date, except the portion not being repurchased. (Section 305)

  Exchange

        At your option, you may exchange your registered debt securities of any series (except a global security, as set forth below) for an equal principal amount of other registered debt securities of the same series having authorized denominations upon surrender to our designated agent.

        We may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive registered form. In this case we will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.

        The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive registered form, in which case we will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person's beneficial interest in the global securities.

        Notwithstanding the above, we will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (Section 305)

Global Securities

        If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

        The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Defeasance of Indenture

        We can terminate all of our obligations under the indenture with respect to the debt securities, other than the obligation to pay interest on and the principal of the debt securities and certain other obligations, at any time by:

  •
  depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities to their maturity, and

  •
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of our defeasance.

        In addition, we can terminate all of our obligations under the indenture with respect to the debt securities, including the obligation to pay interest on and the principal of the debt securities, at any time by:

  •
  depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities to their maturity, and

  •
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the federal tax law since the date of the indenture, to the effect that holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of our defeasance. (Sections 402-404)

Payments of Unclaimed Moneys

        Moneys deposited with the trustee or any paying agent for the payment of principal of or premium and interest on any debenture that remains unclaimed for two years will be repaid to us at our request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (Section 409)

Events of Default, Notices, and Waiver

  Events of Default

        An event of default regarding any series of debt securities is any one of the following events:

  •
  default for 30 days in the payment of any interest installment when due and payable,

  •
  default in the payment of principal or premium when due at its stated maturity, by declaration, when called for redemption or otherwise,

  •
  default in the performance of any covenant in the debt securities or in the indenture by us for 60 days after notice to us by the trustee or by holders of 25% in principal amount of the outstanding debt securities of that series,

  •
  acceleration of debt securities of another series or any other indebtedness of ours or one of our Significant Subsidiaries for borrowed money, in an aggregate principal amount exceeding $25 million under the terms of the instrument or instruments under which the indebtedness is issued or secured, if the acceleration is not annulled within 30 days after written notice as provided in the indenture,

  •
  a final, non-appealable judgment or order for the payment of money in excess of $25 million rendered against us or one of our Significant Subsidiaries that is not paid or discharged within 60 days following entry of such judgment or order,

  •
  certain events of bankruptcy, insolvency and reorganization involving us, and

  •
  any other event of default of that series as specified in the prospectus supplement. (Section 501)

        A default regarding a single series of debt securities will not necessarily constitute a default regarding any other series.

        If an event of default for any series of debt securities occurs and is continuing (other than an event of default involving the bankruptcy, insolvency or reorganization of our company), either the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, in the case of (a) OID debt securities, a lesser amount as provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities) of all the debt securities of that series, together with any accrued interest on the debt securities, to be immediately due and payable by notice in writing to us. If it is the holders of debt securities who give notice of that declaration of acceleration to us, then they must also give notice to the trustee. (Section 502)

        If an event of default occurs which involves the bankruptcy, insolvency or reorganization of our company, as set forth above, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, then the portion of the principal amount that is specified in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities) and accrued interest on all debt securities of each series will immediately become due and payable, without any action by the trustee or any holder of debt securities. (Section 502)

        In order for holders of debt securities to initiate proceedings for a remedy under the indenture, 25% in principal amount must first give notice to us as provided above, must request that the trustee initiate a proceeding in its own name and must offer the trustee a reasonable indemnity against costs and liabilities. If the trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the trustee by holders of a majority of the debt securities of the same series, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of that series. (Section 507)

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all events of default, besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (Section 502)

        If we default on the payment of any installment of interest and fail to cure the default within 30 days, or if we default on the payment of principal when it becomes due, then the trustee may require us to pay all amounts due to the trustee, with interest on the overdue principal or interest payments, in addition to the expenses of collection. (Section 503)

  Notices

        The trustee is required to give notice to holders of a series of debt securities of a default, which remains uncured or has not been waived, that is known to the trustee within 90 days after the default has occurred. In the event of a default in the performance of any covenant in the debt securities or the indenture which results under the indenture in notice to us by the trustee after 90 days, the trustee shall not give notice to the holders of debt securities until 60 days after the giving of notice to us. The trustee may not withhold the notice in the case of a default in the payment of principal of and premium or interest on any of the debt securities. (Section 602)

  Waiver

        The holders of a majority in principal amount of the outstanding debt securities of a series may waive any past default or event of default except a default in the payment of principal of or premium or interest on the debt securities of that series or a default relating to a provision that cannot be amended without the consent of each affected holder. (Section 513)

Redemption

        The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement for that series. Generally, we must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

  •
  the principal amount being redeemed,

  •
  the redemption date,

  •
  the redemption price,

  •
  the place or places of payment,

  •
  the CUSIP number of the debt securities being redeemed,

  •
  whether the redemption is pursuant to a sinking fund,

  •
  that on the redemption date, interest (or, in the case of OID debt securities, original issue discount) will cease to accrue, and

  •
  if bearer debt securities are being redeemed, that those bearer debt securities must be accompanied by all coupons maturing after the redemption date or the amount of the missing coupons will be deducted from the redemption price, or indemnity must be furnished, and whether those bearer debt securities may be exchanged for registered debt securities not being redeemed. (Section 1104)

        On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1103)

        If less than all the debt securities are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair. (Section 1103) After the redemption date, holders of debt securities which were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)

Concerning the Trustee

        We may maintain banking relationships in the ordinary course of business with the trustee.

DESCRIPTION OF WARRANTS

        The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

        We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        A prospectus supplement will describe the particular terms of any series of warrants we may issue, including, if applicable, the following:

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  the title of such warrants,

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  the aggregate number of such warrants,

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  the price or prices at which such warrants will be issued,

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  the currency or currencies, including composite currencies, in which the price of such warrants may be payable,

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  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased,

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  the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants,

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  the date on which the right to exercise such warrants shall commence and the date on which such right will expire,

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  whether such warrants will be issued in registered form or bearer form,

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  the minimum or maximum amount of such warrants which may be exercised at any one time,

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  the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security,

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  the date on and after which such warrants and the related securities will be separately transferable,

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  information with respect to book-entry procedures,

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  a discussion of certain U.S. federal income tax considerations, and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

        The stock purchase contracts may be issued separately or as a part of units, known as stock purchase units, consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

PLAN OF DISTRIBUTION

        We may sell the securities in any one or more of the following ways:

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  through one or more underwriters,

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  through one or more dealers or agents, or

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  directly to one or more purchasers.

        We may effect the distribution of the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with sales of the securities, underwriters, dealers and agents may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents who participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter, dealer or agent will be identified and any compensation received from us will be described in a prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may sell equity securities in an offering "at the market" as defined in Rule 415 under the Securities Act. Lehman Brothers, Inc., Goldman, Sachs & Co., Deutsche Bank Alex. Brown, Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and/or UBS Warburg LLC may act as underwriters in connection with such an offering.

        Under agreements which we may enter into, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities offered will be a new issue of securities with no established trading market, other than our common stock and Depositary Shares, which are listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the secondary market for any securities.

LEGAL MATTERS

        The validity of the securities offered hereby and certain federal income tax matters will be passed upon for us by Neal, Gerber & Eisenberg of Chicago, Illinois. Marshall E. Eisenberg, a partner of Neal, Gerber & Eisenberg, is our Secretary.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Prospectus Supplement

General Growth
Properties, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY
RISK FACTORS
GENERAL GROWTH PROPERTIES, INC.
THE ROUSE COMPANY
THE ROUSE MERGER
ROUSE MERGER FINANCING
THE ROUSE MERGER AGREEMENT
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
THE WARRANTS OFFERING
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

ABOUT THIS PROSPECTUS AND PROSPECTUS SUPPLEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FORWARD-LOOKING STATEMENTS
GENERAL GROWTH PROPERTIES, INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
AUTHORIZED CAPITAL STOCK
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS